Exhibit 99.2











                  AGREEMENT AND PLAN OF MERGER


                             between


                  FIRST LEESPORT BANCORP, INC.


                               and


                MERCHANTS OF SHENANDOAH BAN-CORP


                        January 12, 1999

                            AGREEMENT

                        TABLE OF CONTENTS

                                                            Page

BACKGROUND . . . . . . . . . . . . . . . . . . . . . . . . . .  1

AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . .  1

                            ARTICLE I
                           THE MERGERS

Section 1.01  Definitions. . . . . . . . . . . . . . . . . . .  1

Section 1.02  The Merger . . . . . . . . . . . . . . . . . . .  6

                           ARTICLE II
           REPRESENTATIONS AND WARRANTIES OF MERCHANTS

Section 2.01  Organization . . . . . . . . . . . . . . . . . . 13

Section 2.02  Capitalization . . . . . . . . . . . . . . . . . 14

Section 2.03  Authority; No Violation. . . . . . . . . . . . . 15

Section 2.04  Consents . . . . . . . . . . . . . . . . . . . . 16

Section 2.05  Financial Statements . . . . . . . . . . . . . . 16

Section 2.06  Taxes. . . . . . . . . . . . . . . . . . . . . . 17

Section 2.07  No Material Adverse Effect . . . . . . . . . . . 17

Section 2.08  Contracts. . . . . . . . . . . . . . . . . . . . 17

Section 2.09  Ownership of Property; Insurance Coverage. . . . 18

Section 2.10  Legal Proceedings. . . . . . . . . . . . . . . . 19

Section 2.11  Compliance With Applicable Law . . . . . . . . . 20

Section 2.12  ERISA. . . . . . . . . . . . . . . . . . . . . . 20

Section 2.13  Brokers, Finders and Financial Advisors. . . . . 22

Section 2.14  Environmental Matters. . . . . . . . . . . . . . 22

Section 2.15  Loan Portfolio . . . . . . . . . . . . . . . . . 23

Section 2.16  Information to be Supplied . . . . . . . . . . . 23

Section 2.17  Related Party Transactions . . . . . . . . . . . 23
  <PAGE 1>
Section 2.18  Loans. . . . . . . . . . . . . . . . . . . . . . 23

Section 2.19  CRA Compliance . . . . . . . . . . . . . . . . . 23

Section 2.20  Accounting for the Merger; Reorganization. . . . 24

Section 2.21  Fairness Opinion . . . . . . . . . . . . . . . . 24

Section 2.22  Year 2000 Compliance . . . . . . . . . . . . . . 24

Section 2.23  Quality of Representations . . . . . . . . . . . 24

                           ARTICLE III
        REPRESENTATIONS AND WARRANTIES OF FIRST LEESPORT

Section 3.01  Organization . . . . . . . . . . . . . . . . . . 24

Section 3.02  Capital Structure. . . . . . . . . . . . . . . . 25

Section 3.03  Authority; No Violation. . . . . . . . . . . . . 26

Section 3.04  Consents . . . . . . . . . . . . . . . . . . . . 27

Section 3.05  Financial Statements . . . . . . . . . . . . . . 28

Section 3.06  Taxes. . . . . . . . . . . . . . . . . . . . . . 28

Section 3.07  No Material Adverse Effect . . . . . . . . . . . 29

Section 3.08  Ownership of Property; Insurance Coverage. . . . 29

Section 3.09  Legal Proceedings. . . . . . . . . . . . . . . . 30

Section 3.10  Compliance With Applicable Law . . . . . . . . . 30

Section 3.11  Securities Documents . . . . . . . . . . . . . . 31

Section 3.12  Brokers and Finders. . . . . . . . . . . . . . . 31

Section 3.13  Environmental Matters. . . . . . . . . . . . . . 31

Section 3.14  Loan Portfolio . . . . . . . . . . . . . . . . . 32

Section 3.15  Information to be Supplied . . . . . . . . . . . 32

Section 3.16  Loans. . . . . . . . . . . . . . . . . . . . . . 32

Section 3.17  CRA Compliance . . . . . . . . . . . . . . . . . 32

Section 3.18  Accounting for the Merger; Reorganization. . . . 32

Section 3.19  Year 2000 Compliance . . . . . . . . . . . . . . 33

Section 3.20  First Leesport Common Stock. . . . . . . . . . . 33
  <PAGE 2>
Section 3.21  Quality of Representations . . . . . . . . . . . 33

                           ARTICLE IV
                    COVENANTS OF THE PARTIES

Section 4.01  Conduct of Business. . . . . . . . . . . . . . . 33

Section 4.02  Access; Confidentiality. . . . . . . . . . . . . 37

Section 4.03  Regulatory Matters and Consents. . . . . . . . . 38

Section 4.04  Taking of Necessary Action . . . . . . . . . . . 38

Section 4.05  Certain Agreements . . . . . . . . . . . . . . . 39

Section 4.06  No Other Bids and Related Matters. . . . . . . . 41

Section 4.07  Duty to Advise; Duty to Update the Merchants
     Disclosure Schedule . . . . . . . . . . . . . . . . . . . 41

Section 4.08  Duty to Advise; Duty to Update the First
     Leesport's Disclosure Schedule. . . . . . . . . . . . . . 42

Section 4.09  Additional Undertakings by Merchants and First
     Leesport. . . . . . . . . . . . . . . . . . . . . . . . . 42

Section 4.10  Employee Benefits and Termination Benefits . . . 44

                            ARTICLE V
                           CONDITIONS

Section 5.01  Conditions to Merchants's Obligations under
     this Agreement. . . . . . . . . . . . . . . . . . . . . . 45

Section 5.02  Conditions to First Leesport's Obligations
     under this Agreement. . . . . . . . . . . . . . . . . . . 47

                           ARTICLE VI
                TERMINATION, WAIVER AND AMENDMENT

Section 6.01  Termination. . . . . . . . . . . . . . . . . . . 49

Section 6.02  Effect of Termination. . . . . . . . . . . . . . 50

                           ARTICLE VII
                          MISCELLANEOUS

Section 7.01  Expenses . . . . . . . . . . . . . . . . . . . . 51

Section 7.02  Non-Survival of Representations and
     Warranties. . . . . . . . . . . . . . . . . . . . . . . . 51

Section 7.03  Amendment, Extension and Waiver. . . . . . . . . 51

Section 7.04  Entire Agreement . . . . . . . . . . . 51  <PAGE 3>

Section 7.05  No Assignment. . . . . . . . . . . . . . . . . . 52

Section 7.06  Notices. . . . . . . . . . . . . . . . . . . . . 52

Section 7.07  Captions . . . . . . . . . . . . . . . . . . . . 53

Section 7.08  Counterparts . . . . . . . . . . . . . . . . . . 53

Section 7.09  Severability . . . . . . . . . . . . . . . . . . 53

Section 7.10  Governing Law. . . . . . . . . . . . . . . . . . 53



Exhibit 1      Affiliate Agreement
Exhibit 2      Form of Opinion of First Leesport's Counsel
Exhibit 3      Form of Tax Opinion of First Leesport's Counsel
Exhibit 4      Form of Opinion of Merchants' Counsel

                            AGREEMENT

          THIS AGREEMENT AND PLAN OF MERGER, dated as of
January 12, 1999, is made by and between FIRST LEESPORT BANCORP, INC. ("First Leesport"), a Pennsylvania business corporation, having its principal place of business in Leesport, Pennsylvania, and MERCHANTS OF SHENANDOAH BAN-CORP ("Merchants"), a Pennsylvania business corporation, having its principal place of business in Shenandoah, Pennsylvania.

                           BACKGROUND

          1. First Leesport and Merchants desire for Merchants to merge with and into First Leesport, with First Leesport surviving such merger, in accordance with the applicable laws of the Commonwealth of Pennsylvania and the plan of merger set forth herein.

          2. At or prior to the execution and delivery of this Agreement, certain directors, officers, and affiliates of Merchants have executed in favor of First Leesport, a Letter
Agreement dated January 12, 1999, in the form attached hereto as
Exhibit 1.

          3. First Leesport and Merchants desire to provide the terms and conditions governing the transactions contemplated herein.

                            AGREEMENT

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements, representations and warranties herein contained, the parties hereto, intending to be legally bound, do hereby agree as follows:

                            ARTICLE I
                           THE MERGERS

          Section 1.01 Definitions. As used in this Agreement, the following terms shall have the indicated meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

               Acquisition Transaction shall have the meaning given to that term in Section 4.06.

               Affiliate means, with respect to any Person, any Person who directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director.
  <PAGE 1>
               Agreement means this agreement, and any amendment or supplement hereto.

               Applications means the applications for regulatory approval which are required by the transactions contemplated hereby.

               Articles of Merger means the articles of merger to be executed by First Leesport and Merchants and to be filed in the PDS, in accordance with the laws of the Commonwealth of Pennsylvania.

               BCL means the Pennsylvania Business Corporation
     Law of 1988, as amended.

               BHC Act means the Bank Holding Company Act of
     1956, as amended.

               Closing Date means the date specified by the parties within five (5) business days after satisfaction or waiver (subject to applicable law) of the conditions (excluding conditions that, by their terms cannot be satisfied until the Closing Date) set forth in Article V, or such other date as First Leesport and Merchants shall agree.

               CRA means the Community Reinvestment Act of 1977, as amended, and the rules and regulations promulgated from time to time thereunder.

               Dissenting Merchants Shares has the meaning given to that term in Section 1.02(e)(iii).

               Effective Date means the date upon which the Articles of Merger shall be filed in the PDS, and shall be the same as the Closing Date.

               Employee Benefit Plans has the meaning given to that term in Section 2.12 of this Agreement.

               Environmental Law means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any Regulatory Authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component. <PAGE 2>

               ERISA means the Employee Retirement Income
     Security Act of 1974, as amended.

               Exchange Act means the Securities Exchange Act of
     1934, as amended, and the rules and regulations promulgated from time to time thereunder.

               Exchange Ratio has the meaning given to that term in Section 1.02(e)(ii) of this Agreement.

               FDIA means the Federal Deposit Insurance Act, as amended.

               FDIC means the Federal Deposit Insurance
     Corporation.

               FNBL means The First National Bank of Leesport, the wholly owned banking subsidiary of First Leesport.

               FRB means the Board of Governors of the Federal
     Reserve System.

               First Leesport Common Stock has the meaning given to that term in Section 3.02(a) of this Agreement.

               First Leesport Disclosure Schedule means a disclosure schedule delivered by First Leesport to Merchants pursuant to Article III of this Agreement.

               First Leesport Financials means (i) the audited consolidated financial statements of First Leesport as of December 31, 1997 and for the three years ended December 31, 1997, including the notes thereto, and (ii) the unaudited interim consolidated financial statements of First Leesport as of each calendar quarter thereafter included in Securities Documents filed by First Leesport.

               First Leesport Market Price means, as of any date, the average of the closing sale prices (or if unavailable for any day, the mean between the high bid and low asked prices for such day) of a share of First Leesport Common Stock, as reported by Nasdaq or, if not so reported, by an independent source in the over-the-counter market, for each of the thirty (30) consecutive trading days commencing thirty-one (31) trading days prior to the date of determination.

               First Leesport Regulatory Reports means the Annual Reports of First Leesport on Form FRY-6 and any Current Report of First Leesport on Form FRY-6A filed with the FRB from December 31, 1997 through the Closing Date and the Reports of Condition and Income of FNBL and accompanying schedules for each calendar quarter, beginning with the quarter ended March 31, 1997 through the Closing Date.
  <PAGE 3>
               First Leesport Subsidiaries means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by First Leesport, except any corporation the stock of which is held in the ordinary course of the lending activities of FNBL.

               GAAP means generally accepted accounting principles as in effect at the relevant date.

               IRC means the Internal Revenue Code of 1986, as amended.

               IRS means the Internal Revenue Service.

               Material Adverse Effect shall mean, with respect to First Leesport or Merchants, any adverse effect on its assets, financial condition or operations which is material to its assets, financial condition or results of operations on a consolidated basis, except for any material adverse effect caused by (i) any change in the value of the respective investment portfolios of First Leesport or Merchants resulting from a change in interest rates generally or (ii) any change occurring after the date hereof in any federal or state law, rule or regulation or in GAAP, which change affects banking institutions generally, including any changes affecting the Bank Insurance Fund or the Savings Association Insurance Fund.

               MBP means Merchants Bank of Pennsylvania, the wholly owned banking subsidiary of Merchants.

               Merchants Common Stock means the common stock of Merchants described in Section 2.02(a).

               Merchants Disclosure Schedule means a disclosure schedule delivered by Merchants to First Leesport pursuant to Article II of this Agreement.

               Merchants Financials means (i) the audited consolidated financial statements of Merchants as of December 31, 1997 and for the three years ended December 31, 1997, including the notes thereto, (ii) the unaudited interim consolidated financial statements of Merchants as of and for each calendar quarter thereafter.

               Merchants Regulatory Reports means the Annual Reports of Merchants on Form FRY-6 and any Current Report of Merchants on Form FRY-6A filed with the FRB from December 31, 1997 through the Closing Date and the Reports of Condition and Income of MBP and accompanying schedules for each calendar quarter, beginning with the quarter ended March 31, 1997 through the Closing Date.

               Merchants Subsidiaries means any corporation, 50% or more of the capital stock of which is owned, either
     <PAGE 4> directly or indirectly, by Merchants, except any
     corporation the stock of which is held in the ordinary course of the lending activities of MBP.

               Merger means the merger of Merchants with and into First Leesport, with First Leesport surviving such merger, contemplated by this Agreement.

               NASD means the National Association of Securities
     Dealers, Inc.

               Nasdaq means the Small Cap Market tier of The
     Nasdaq Stock Market operated by the NASD.

               PDB means the Department of Banking of the Commonwealth of Pennsylvania.

               PDS means the Department of State of the Commonwealth of Pennsylvania.

               Person means any individual, corporation, partnership, joint venture, association, trust or "group"
     (as that term is defined under the Exchange Act).

               Prospectus/Proxy Statement means the
     prospectus/proxy statement, together with any supplements thereto, to be transmitted to holders of Merchants Common
     Stock in connection with the transactions contemplated by this Agreement.

               Registration Statement means the registration statement on Form S-4, including any pre-effective or post-effective amendments or supplements thereto, as filed with the SEC under the Securities Act with respect to the First Leesport Common Stock to be issued in connection with the transactions contemplated by this Agreement.

               Regulatory Agreement has the meaning given to that term in Section 2.11 of this Agreement.

               Regulatory Authority means any banking agency or department of any federal or state government, including without limitation, the FDIC, the OCC, the FRB, the PDB, or the respective staffs thereof.

               Rights means warrants, options, rights,
     convertible securities and other capital stock equivalents which obligate an entity to issue its securities.

               SEC means the Securities and Exchange Commission.

               Securities Act means the Securities Act of 1933, as amended, and the rules and regulations promulgated from time to time thereunder.
  <PAGE 5>
               Securities Documents means all registration statements, schedules, statements, forms, reports, proxy material, and other documents required to be filed under the Securities Laws.

               Securities Laws means the Securities Act and the Exchange Act and the rules and regulations promulgated from time to time thereunder.

               Subsidiary means any corporation or other entity, 50% or more of the capital stock or ownership interests of which are owned, either directly or indirectly, by another entity, except any corporation or other entity the capital stock or ownership interests of which are held in the ordinary course of the lending activities of a bank.

          Section 1.02  The Merger.

               (a) Closing. The closing will take place at 10:00 a.m. on the Closing Date at the offices of Stevens & Lee, 111 North Sixth Street, Reading, Pennsylvania, unless another time and place are agreed to by the parties hereto; provided, in any case, that all conditions to closing set forth in Article V have been satisfied or waived at or prior to the Closing Date.
On the Closing Date, First Leesport and Merchants shall cause the Articles of Merger to be duly executed and to be filed in the PDS.

               (b)  The Merger.  Subject to the terms and
conditions of this Agreement, on the Effective Date: Merchants shall merge with and into First Leesport; the separate existence of Merchants shall cease; First Leesport shall be the surviving corporation in the Merger; and all of the property (real, personal and mixed), rights, powers and duties and obligations of Merchants shall be taken and deemed to be transferred to and vested in First Leesport, as the surviving corporation in the Merger, without further act or deed; all debts, liabilities and duties of each of Merchants and First Leesport shall thereafter be the responsibility of First Leesport as the surviving corporation; all in accordance with the applicable laws of the Commonwealth of Pennsylvania.

               (c) First Leesport's Articles of Incorporation and Bylaws. On and after the Effective Date, the articles of incorporation and the bylaws of First Leesport, as the surviving corporation in the Merger, as in effect on the Effective Date shall continue to be the articles of incorporation and bylaws of the surviving corporation, until thereafter altered, amended or repealed.
  <PAGE 6>
               (d) Boards of Directors and Officers of First Leesport, FNBL and MBP.

                    (i)  On the Effective Date, the Board of
Directors of First Leesport, as the surviving corporation in the Merger, shall take such actions as may be necessary to cause the Board of Directors of First Leesport to consist of (A) those persons holding such office immediately prior to the Effective Date and (B) Andrew J. Kuzneski, Jr., Roland C. Moyer and
Anthony R. Cali, one of whom shall be designated to serve in each of Class I, Class II and Class III of the Board of Directors of First Leesport. First Leesport agrees to appoint Andrew J. Kuzneski, Jr. to the Class with the shortest remaining term as of the Effective Date, Roland C. Moyer to the Class with the longest remaining term as of the Effective Date and Anthony R. Cali to the remaining Class. First Leesport shall cause Messrs Roland and Cali to be nominated for re-election, and shall recommend each of them for election, to the Board of Directors of First Leesport for one additional three-year term at any annual or special meeting of shareholders of First Leesport at which the Class in which he is serving is considered for re-election and shall cause Mr. Kuzneski to be nominated for re-election, and shall recommend him for election, to the Board of Directors of First Leesport for two additional three-year terms at any annual or special meeting of shareholders of First Leesport at which the Class in which he is serving is considered for re-election.

                    (ii)  On the Effective Date, the officers of
First Leesport, as the surviving corporation in the Merger, shall consist of (A) those persons duly elected and holding office immediately prior to the Effective Date and (B) Anthony R. Cali, who shall be elected an Executive Vice President of First Leesport, each to hold office until his or her successor is elected and qualified or otherwise in accordance with applicable law, and the articles of incorporation and bylaws of First Leesport.

                    (iii)  On the Effective Date, First Leesport
shall take such action as may be necessary to cause the directors of FNBL to consist of (A) those persons holding such office immediately prior to the Effective Date and (B) Frank C. Milewski. First Leesport shall take such action as may be necessary to cause Mr. Milewski to be elected to the Board of Directors of FNBL for a period of three (3) years from the Effective Date. In the event that MBP is merged or combined with FNBL on a date prior to two (2) years from the Effective Date pursuant to Section 4.09(b)(iv) hereof, First Leesport shall take such action as may be necessary to cause two (2) additional individuals designated by the directors of MBP holding such office immediately prior to the Effective Date, who are reasonably acceptable to First Leesport, to be elected to the Board of Directors of FNBL through a period ending three (3) years from the Effective Date.
  <PAGE 7>
                    (iv)  On the Effective Date, the officers of
FNBL and MBP, respectively, shall consist of those persons duly elected and holding office immediately prior to the Effective Date, each to hold office until his or her successor is elected and qualified or otherwise in accordance with applicable law, and the articles of association or incorporation and bylaws of FNBL or MBP.

                    (v)  On the Effective Date, First Leesport
shall take such action as may be necessary to cause the directors of MBP to consist of (i) those persons holding such office immediately prior to the Effective Date (the "Existing MBP Directors") and (ii) Raymond H. Melcher, Jr. First Leesport shall take such action as may be necessary to cause the Existing MBP Directors to be elected to the Board of Directors of MBP for a period of two (2) years from the Effective Date. Nothing contained in this subsection, however, shall prevent First Leesport, as the sole shareholder of MBP, from appointing or electing additional members to the Board of Directors of MBP at any time sufficient to constitute a majority of the members of the Board of Directors of MBP. Notwithstanding the foregoing, in the event that MBP is merged or combined with FNBL or another banking subsidiary of First Leesport on a date prior to two (2) years from the Effective Date pursuant to Section 4.09(b)(iv) hereof, First Leesport shall establish and maintain an advisory board (the "MBP Advisory Board") through the remainder of such two (2) year period from the Effective Date. The MBP Advisory Board shall consist of the Existing MBP Directors. Until the annual meeting of shareholders of MBP to be held in 2000, the fee schedule for meetings of the Board of Directors of MBP existing on the date of this Agreement shall not be decreased for meetings of the Board of Directors of MBP or the MBP Advisory Board, as the case may be, unless otherwise agreed by the Existing MBP Directors. Existing MBP Directors who, as of the Effective Date, have attained the mandatory retirement age of seventy (70) years under the applicable retirement policies of First Leesport shall be permitted to continue to serve on the MBP Board of Directors or the MBP Advisory Board, as the case may be, until the annual meeting of shareholders of MBP to be held in 2000 notwithstanding the existence of such retirement policies.

               (e)  Conversion of Shares.

                    (i)  First Leesport Common Stock.

                         (A)  Each share of First Leesport Common
     Stock issued and outstanding immediately prior to the Effective Date shall, on and after the Effective Date, continue to be issued and outstanding as an identical share of First Leesport Common Stock. Shares of First Leesport Common Stock owned by Merchants (other than shares held in trust, managed, custodial or nominee accounts and the like that in any such case are beneficially owned by third parties (any such shares, "trust account shares") and shares acquired in respect of debts previously contracted (any such
     <PAGE 8> shares, "DPC shares")) shall become treasury stock of First Leesport.

                         (B)  Each share of First Leesport Common
     Stock issued and held in the treasury of First Leesport as of the Effective Date, if any, shall, on and after the Effective Date, continue to be issued and held in the treasury of First Leesport.

                    (ii)  Merchants Common Stock.

                         (A)   Subject to the provisions of
     Section 1.02(e)(iii) hereof with respect to dissenting shares, each share of Merchants Common Stock issued and outstanding immediately prior to the Effective Date (other than shares then owned by First Leesport, if any) shall, on the Effective Date, by reason of the Merger and without any action on the part of the holder thereof, be converted into and become a right to receive:

                              (x) if the First Leesport Market
          Price determined as of the Effective Date is greater than or equal to $20.00 and less than or equal to $28.00, then 1.5854 shares of fully paid and nonassessable shares of First Leesport Common Stock; and

                              (y) if the First Leesport Market
          Price determined as of the Effective Date is less than $20.00, then that number (rounded to the nearest hundredth) of shares of fully paid and nonassessable shares of First Leesport Common Stock equal to $31.71 divided by the First Leesport Market Price determined as of the Effective Date; or

                              (z) if the First Leesport Market
          Price determined as of the Effective Date is greater than $28.00, then that number (rounded to the nearest hundredth) of shares of fully paid and nonassessable shares of First Leesport Common Stock equal to $44.39 divided by the First Leesport Market Price as of the Effective Date.

The number of shares of first Leesport Common Stock into which each share of Merchants Common Stock shall be converted as determined pursuant to any of Sections 1.02(e)(ii)(A)(x), 1.02(e)(ii)(A)(y) or 1.02(e)(ii)(A)(z), is hereinafter referred to as the "Exchange Ratio".

                         (B)  Each share of Merchants Common
     Stock (other than trust account shares or DPC shares) owned by First Leesport or a First Leesport Subsidiary on the Effective Date, if any, shall be cancelled.
  <PAGE 9>
                         (C)  Each share of Merchants Common
     Stock issued and held in the treasury of Merchants or owned by Merchants or any Merchants Subsidiary (other than trust account shares or DPC shares) as of the Effective Date, if any, shall be cancelled, and no cash, stock or other property shall be delivered in exchange therefor.

                         (D)  No fraction of a whole share of
     First Leesport Common Stock and no scrip or certificates therefor shall be issued in connection with the Merger. Any former holder of Merchants Common Stock who would otherwise be entitled to receive a fraction of a share of First Leesport Common Stock shall receive, in lieu thereof, cash in an amount equal to such fraction of a share multiplied by the First Leesport Market Price determined as of the Effective Date.

                    (iii)  Dissenting Shareholders of Merchants.
     If there are holders of Merchants Common Stock who dissent from the Merger and exercise and perfect the right to obtain valuation of and payment for their shares ("Dissenting Merchants Shares") pursuant to Section 1930(a) and Subchapter D of Chapter 15 of the BCL, the following provisions will govern payments to be made in respect of Dissenting Merchants Shares:

                         (A)   all payments in respect of
     Dissenting Merchants Shares, if any, will be made directly by First Leesport, as the surviving corporation in the Merger; and

                         (B)  Dissenting Merchants Shares, if
     any, will be deemed to have been retired and cancelled immediately prior to the Merger, with the effect that no conversion thereof will occur pursuant to Section
     1.02(e)(ii) hereof.

               (f)  Surrender and Exchange of Merchants Stock
Certificates.

                    (i)  Exchange of Certificates.  Each holder
     of shares of Merchants Common Stock, other than holders of Dissenting Merchants Shares, who surrenders to First Leesport (or its agent) the certificate or certificates representing such shares will be entitled to receive, as soon as practicable after the Effective Date, in exchange therefor a certificate or certificates for the number of whole shares of First Leesport Common Stock into which such holder's shares of Merchants Common Stock have been converted pursuant to the Merger, together with a check for cash in lieu of any fractional share in accordance with
     Section 1.02(e)(ii)(D) hereof.

                    (ii) Rights Evidenced by Certificates. Each certificate for shares of First Leesport Common Stock issued
     <PAGE 10> in exchange for certificates for shares of
     Merchants Common Stock pursuant to Section 1.02(f)(i) hereof will be dated the Effective Date and be entitled to dividends and all other rights and privileges pertaining to such shares of stock from and after the Effective Date. Until surrendered, each certificate theretofore evidencing shares of Merchants Common Stock will, from and after the Effective Date, evidence solely the right to receive certificates for shares of First Leesport Common Stock pursuant to Section 1.02(f)(i) hereof and a check for cash in lieu of any fractional share in accordance with
     Section 1.02(e)(ii)(D) hereof. If certificates for shares of Merchants Common Stock are exchanged for First Leesport Common Stock at a date following one or more record dates for the payment of dividends or of any other distribution on the shares of First Leesport Common Stock, First Leesport will pay cash in an amount equal to dividends theretofore payable on such First Leesport Common Stock and pay or deliver any other distribution to which holders of shares of First Leesport Common Stock have theretofore become entitled. No interest will accrue or be payable in respect of dividends or cash otherwise payable under this
     Section 1.02(f) upon surrender of certificates for shares of First Leesport Common Stock. Notwithstanding the foregoing, no party hereto will be liable to any holder of First Leesport Common Stock for any amount paid upon advice of legal counsel and in good faith to a public official or agency pursuant to any applicable abandoned property, escheat or similar law. Until such time as certificates for shares of Merchants Common Stock are surrendered by a Merchants shareholder to First Leesport for exchange, First Leesport shall have the right to withhold dividends or any other distributions on the shares of First Leesport Common Stock issuable to such shareholder.

                    (iii) Exchange Procedures. Each certificate for shares of Merchants Common Stock delivered for exchange under this Section 1.02(f) must be endorsed in blank by the registered holder thereof or be accompanied by a power of attorney to transfer such shares endorsed in blank by such holder. If more than one certificate is surrendered at one time and in one transmittal package for the same shareholder account, the number of whole shares of First Leesport Common Stock for which certificates will be issued pursuant to this
     Section 1.02(f) will be computed on the basis of the aggregate number of shares represented by the certificates so surrendered. If shares of First Leesport Common Stock or payments of cash are to be issued or made to a person other than the one in whose name the surrendered certificate is registered, the certificate so surrendered must be properly endorsed in blank, with signature(s) guaranteed, or otherwise in proper form for transfer, and the person to whom certificates for shares of First Leesport Common Stock is to be issued or to whom cash is to be paid shall pay any transfer or other taxes required by reason of such issuance
     <PAGE 11> or payment to a person other than the registered holder of the certificate for shares of Merchants Common Stock which are surrendered. As promptly as practicable after the Effective Date, First Leesport shall send or cause to be sent to each shareholder of record of Merchants Common Stock transmittal materials for use in exchanging certificates representing Merchants Common Stock for certificates representing First Leesport Common Stock into which the former have been converted in the Merger. Certificates representing shares of First Leesport Common Stock and checks for cash in lieu of fractional shares shall be mailed to former shareholders of Merchants as soon as reasonably possible but in no event later than twenty (20) business days following the receipt of certificates representing former shares of Merchants Common Stock duly endorsed or accompanied by the materials referenced herein and delivered by certified mail, return receipt requested (but in no event earlier than the second business day following the Effective Date).

                    (iv)  Closing of Stock Transfer Books;
     Cancellation of Merchants Certificates. Upon the Effective Date, the stock transfer books for Merchants Common Stock will be closed and no further transfers of shares of Merchants Common Stock will thereafter be made or recognized. All certificates for shares of Merchants Common Stock surrendered pursuant to this Section 1.02(g) will be cancelled by First Leesport.

               (g) Anti-Dilution Provisions. If First Leesport shall, at any time before the Effective Date, (A) issue a dividend in shares of First Leesport Common Stock, (B) combine the outstanding shares of First Leesport Common Stock into a smaller number of shares, (C) subdivide the outstanding shares of First Leesport Common Stock, or (D) reclassify the shares of First Leesport Common Stock, or set a record date prior to the Effective Date with respect to any of the foregoing, then, in any such event, the number of shares of First Leesport Common Stock to be delivered to Merchants shareholders who are entitled to receive shares of First Leesport Common Stock in exchange for shares of Merchants Common Stock shall be adjusted so that each Merchants shareholder shall be entitled to receive in the Merger such number of shares of First Leesport Common Stock as such shareholder would have been entitled to receive if the Effective Date had occurred immediately prior to such event or the record date for such event. (By way of illustration, if First Leesport shall declare a stock dividend of 10% payable with respect to a record date on or prior to the Effective Date, the Exchange Ratio determined pursuant to Sections 1.02(e)(ii) shall be adjusted upward by 10%.)
  <PAGE 12>
                           ARTICLE II
           REPRESENTATIONS AND WARRANTIES OF MERCHANTS

          Merchants hereby represents and warrants to First Leesport that, except as specifically set forth in the Merchants Disclosure Schedule (which Merchants Disclosure Schedule qualifies and represents exceptions to all of the representations and warranties of Merchants contained in this Agreement taken as a whole and does not relate to particular representations and warranties) delivered to First Leesport by Merchants on the date hereof:

          Section 2.01  Organization.

               (a) Merchants is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Merchants is a bank holding company duly registered under the BHC Act. Merchants has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. Merchants is not qualified or licensed to do business as a foreign corporation in any other jurisdiction and is not required to be so qualified or licensed as the result of the ownership or leasing of property or the conduct of its business, except where the failure to be so qualified or licensed would not have a Material Adverse Effect with respect to Merchants.

               (b)  MBP is a Pennsylvania state banking
institution duly organized and validly existing under the laws of the Commonwealth of Pennsylvania. MBP has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. MBP is not qualified or licensed to do business as a foreign corporation in any other jurisdiction and is not required to be so qualified or licensed as the result of the ownership or leasing of property or the conduct of its business, except where the failure to be so qualified or licensed would not have a Material Adverse Effect with respect to Merchants.

               (c) There are no Merchants Subsidiaries other than MBP. There are no MBP Subsidiaries.

               (d) The deposits of MBP are insured by the FDIC to the extent provided in the Federal Deposit Insurance Act.

               (e) The respective minute books of Merchants and MBP accurately record, in all material respects, all material corporate actions of their respective shareholders and boards of directors (including committees) through the date of this Agreement.

               (f)  Prior to the date of this Agreement,
Merchants has delivered to First Leesport true and correct copies
<PAGE 13> of the articles of incorporation and bylaws of
Merchants and MBP, respectively, as in effect on the date hereof.

          Section 2.02  Capitalization.

               (a) The authorized capital stock of Merchants consists of 1,000,000 shares of common stock, par value $2.00 per share, of which, at the date of this Agreement, 305,721 shares are outstanding, validly issued, fully paid and nonassessable, and free of preemptive rights. Merchants is not bound by any subscription, option, warrant, call, commitment, agreement or other Right of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of the capital stock of Merchants or any other security of Merchants or any securities representing the right to vote, purchase or otherwise receive any shares of the capital stock or any other security of Merchants.

               (b) The authorized capital stock of MBP consists of 3,000 shares of common stock, par value $2.00 per share, of which, at the date of this Agreement, 3,000 shares are outstanding, validly issued, fully paid, nonassessable, free of preemptive rights and owned by Merchants. Neither Merchants nor any Merchants Subsidiary has or is bound by any subscription option, warrant, call, commitment, agreement or other Right of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of the capital stock of any Merchants Subsidiary or any other security of any Merchants Subsidiary or any securities representing the right to vote, purchase or otherwise receive any shares of the capital stock or any other security of any merchants Subsidiary. Either Merchants or MBP owns all of the outstanding shares of capital stock of each merchants Subsidiary free and clear of all liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature.

               (c)  Neither Merchants nor any Merchants
Subsidiary owns any equity interest, directly or indirectly, in any other company or controls any other company, except for equity interests held in the investment portfolio of MBP, equity interests held by MBP in a fiduciary capacity, and equity interests held in connection with the commercial loan activities of MBP. There are no subscriptions, options, warrants, calls, commitments, agreements or other Rights outstanding and held by Merchants or any Merchants Subsidiary with respect to any other company's capital stock or the equity of any other person.

               (d)  To Merchants's knowledge, without any
independent investigation, no person or "group" (as that term is used in Section 13(d)(3) of the Exchange Act), is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of Merchants Common Stock, except as disclosed in reasonable detail (using the principles described
<PAGE 14> in Item 403 of the SEC's Regulation S-K) in the
Merchants Disclosure Schedule.

          Section 2.03  Authority; No Violation.

               (a)  Merchants has full corporate power and
authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Merchants and the consummation by Merchants of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Merchants and, except for approval by the shareholders of Merchants, no other corporate proceedings on the part of Merchants are necessary to complete the transactions contemplated hereby and by the Plan of Merger. This Agreement has been duly and validly executed and delivered by Merchants and, subject to approval of the shareholders of Merchants and receipt of the required approvals from Regulatory Authorities described in Section 3.04 hereof, constitutes the valid and binding obligation of Merchants, enforceable against Merchants in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

               (b)  (A) The execution and delivery of this
Agreement by Merchants, (B) subject to approval of the shareholders of Merchants and receipt of approvals from the Regulatory Authorities referred to in Section 3.04 hereof and Merchants' and First Leesport's compliance with any conditions contained therein, the consummation of the transactions contemplated hereby, and (C) compliance by Merchants with any of the terms or provisions hereof will not (i) conflict with or result in a breach of any provision of the articles of incorporation or bylaws of Merchants or any Merchants Subsidiary;
(ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Merchants, any Merchants Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Merchants or any Merchants Subsidiary under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, commitment or other instrument or obligation to which Merchants or any Merchants Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect with respect to Merchants.
  <PAGE 15>
          Section 2.04 Consents. Except for the consents, approvals, filings and registrations from or with the Regulatory Authorities referred to in Section 3.04 hereof and compliance with any conditions contained therein, and the approval of this Agreement by the shareholders of Merchants, no consents or approvals of, or filings or registrations with, any public body or authority are necessary, and no consents or approvals of any third parties are necessary, or will be, in connection with
(a) the execution and delivery of this Agreement by Merchants and
(b) the completion by Merchants of the transactions contemplated hereby. Merchants has no reason to believe that any required consents or approvals will not be received or will be received with conditions, limitations or restrictions unacceptable to it or which would adversely impact Merchants's ability to complete the transactions contemplated by this Agreement.

          Section 2.05  Financial Statements.

               (a) Merchants has previously delivered, or will deliver, to First Leesport the Merchants Regulatory Reports. The Merchants Regulatory Reports have been, or will be, prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements, and fairly present, or will fairly present in all material respects, the financial position, results of operations and changes in shareholders' equity of Merchants as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles applied on a consistent basis.

               (b) Merchants has previously delivered to First Leesport the Merchants Financials. The Merchants Financials have been, or will be, prepared in accordance with generally accepted accounting principles and practices applied on a consistent basis throughout the periods covered by such statements, and fairly present, or will fairly present, the consolidated financial position, results of operations and cash flows of Merchants as of and for the periods ending on the dates thereof, in accordance with generally accepted accounting principles applied on a consistent basis, except where changes in accounting principles from one year to the next have been disclosed therein.

               (c) At the date of each balance sheet included in the Merchants Financials or the Merchants Regulatory Reports, neither Merchants nor any Merchants Subsidiary had, or will have, any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such Merchants Financials or Merchants Regulatory Reports or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material in the aggregate and which are incurred in the ordinary course of business, consistent with past practice, and subject, in the case
<PAGE 16> of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

          Section 2.06  Taxes.

               (a) Merchants and the Merchants Subsidiaries are members of the same affiliated group within the meaning of IRC
Section 1504(A). Merchants has duly filed, and will file, all federal, state and local tax returns required to be filed by or with respect to Merchants or any Merchants Subsidiary on or prior to the Closing Date (all such returns being accurate and correct in all material respects) and has duly paid or will pay, or made or will make, provisions for the payment of all federal, state and local taxes which have been incurred by or are due or claimed to be due from Merchants or any Merchants Subsidiary by any taxing authority or pursuant to any tax sharing agreement or arrangement (written or oral) on or prior to the Closing Date other than taxes which (i) are not delinquent or (ii) are being contested in good faith.

               (b) No consent pursuant to IRC Section 341(f) has been filed (or will be filed prior to the Closing Date) by or with respect to Merchants or any Merchants Subsidiary.

          Section 2.07  No Material Adverse Effect.  Merchants
has not suffered any Material Adverse Effect since December 31, 1997.

          Section 2.08  Contracts.

               (a)  Neither Merchants nor any Merchants
Subsidiary is a party to or subject to: (i) any employment, consulting or severance contract or arrangement with any past or present officer, director or employee of Merchants or any Merchants Subsidiary, except for "at will" arrangements; (ii) any plan, arrangement or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar arrangements for or with any past or present officers, directors or employees of Merchants or any Merchants Subsidiary; (iii) any collective bargaining agreement with any labor union relating to employees of Merchants or any Merchants Subsidiary; (iv) any agreement which by its terms limits the payment of dividends by Merchants or any Merchants Subsidiary;
(v) any instrument evidencing or related to indebtedness for borrowed money whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which Merchants or any Merchants Subsidiary is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, repurchase agreements, bankers acceptances and "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to First Leesport or any
<PAGE 17> First Leesport Subsidiary; (vi) any contract (other than this Agreement) limiting the freedom of Merchants or any Merchants Subsidiary to engage in any type of banking or bank-related business permissible under law or (vii) any other material contract.

               (b) True and correct copies of agreements, plans, arrangements and instruments referred to in Section 2.08(a) have been provided to First Leesport on or before the date hereof, are listed on the Merchants Disclosure Schedule and are in full force and effect on the date hereof. Neither Merchants, any Merchants Subsidiary nor, to the knowledge of Merchants, any other party to any such contract, plan, arrangement or instrument) has breached any provision of, or is in default in any respect under any term of, any such contract, plan, arrangement or instrument which breach has resulted in or will result in a Material Adverse Effect with respect to Merchants. No party to any material contract, plan, arrangement or instrument will have the right to terminate any or all of the provisions of any such contract, plan, arrangement or instrument as a result of the transactions contemplated by this Agreement. None of the employees (including officers) of Merchants, possess the right to terminate their employment as a result of the execution of this Agreement. No plan, employment agreement, termination agreement, or similar agreement or arrangement to which Merchants or any Merchants Subsidiary is a party or under which Merchants or any Merchants Subsidiary may be liable contains provisions which permit an employee or independent contractor to terminate it without cause and continue to accrue future benefits thereunder. No such agreement, plan or arrangement (x) provides for acceleration in the vesting of benefits or payments due thereunder upon the occurrence of a change in ownership or control of Merchants or any Merchants Subsidiary absent the occurrence of a subsequent event; (y) provides for benefits which may cause the disallowance of a federal income tax deduction under IRC Section 280G; or
(z) requires Merchants or any Merchants Subsidiary to provide a benefit in the form of Merchants Common Stock or determined by reference to the value of Merchants Common Stock.

          Section 2.09  Ownership of Property; Insurance
Coverage.

               (a) Merchants and the Merchants Subsidiaries have, or will have as to property acquired after the date hereof, good and, as to real property, marketable title to all assets and properties owned by Merchants or any Merchants Subsidiary in the conduct of its business, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the Merchants Regulatory Reports and in the Merchants Financials or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value, in the ordinary course of business, since the date of such balance sheets), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure
<PAGE 18> liabilities for borrowed money and that are described in the Merchants Disclosure Schedule or permitted under
Article IV hereof and (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith. Merchants and the Merchants Subsidiaries, as lessee, have the right under valid and subsisting leases of real and personal properties used by Merchants or such Merchants Subsidiary in the conduct of its business to occupy or use all such properties as presently occupied and used by it.

               (b) With respect to all agreements pursuant to which Merchants or any Merchants Subsidiary has purchased securities subject to an agreement to resell, if any, Merchants or such Merchants Subsidiary, has a valid, perfected first lien or security interest in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

               (c) Merchants and the Merchants Subsidiaries currently maintain insurance in amounts considered by Merchants to be reasonable for their respective operations and similar in scope and coverage to that maintained by other businesses similarly engaged. Neither Merchants nor any Merchants Subsidiary has received notice from any insurance carrier that
(i) such insurance will be cancelled or that coverage thereunder will be reduced or eliminated or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no material claims pending under such policies of insurance and no notices have been given by Merchants or any Merchants Subsidiary under such policies. All such insurance is valid and enforceable and in full force and effect, and within the last three years Merchants and each Merchants Subsidiary has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies.

          Section 2.10 Legal Proceedings. Neither Merchants nor any merchants Subsidiary is a party to any, and there are no pending or, to the best of Merchants's knowledge, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature (i) against Merchants or any Merchants Subsidiary, (ii) to which the assets of Merchants or any Merchants Subsidiary are or may be subject,
(iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of Merchants to perform under this Agreement or the Plan of Merger, except for any proceedings, claims, actions, investigations or inquiries referred to in clauses (i) or (ii) which, if adversely determined, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect with respect to Merchants.
  <PAGE 19>
          Section 2.11  Compliance With Applicable Law.

               (a) Merchants and each Merchants Subsidiary holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of its businesses under, and have complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any federal, state or local governmental authority relating to them, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of its businesses nor otherwise have a Material Adverse Effect with respect to Merchants.

               (b)  Neither Merchants nor any Merchants
Subsidiary has received any notification or communication from any Regulatory Authority (i) asserting that it is not in compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to it; (iii) requiring or threatening to require it, or indicating that it may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit, in any manner its operations, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner its operations, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither Merchants nor any Merchants Subsidiary has consented to or entered into any Regulatory Agreement, except as heretofore disclosed to First Leesport.

          Section 2.12 ERISA. Merchants has previously delivered to First Leesport true and complete copies of all employee pension benefit plans within the meaning of ERISA
Section 3(2), profit sharing plans, stock purchase plans, deferred compensation and supplemental income plans, supplemental executive retirement plans, employment agreements, annual or long term incentive plans, settlement plans, policies and agreements, group insurance plans, and all other employee welfare benefit plans within the meaning of ERISA Section 3(1) (including vacation pay, sick leave, short-term disability, long-term disability, and medical plans) and all other employee benefit plans, policies, agreements and arrangements ("Employee Benefit Plans"), all of which are set forth in the Merchants Disclosure Schedule, maintained or contributed to for the benefit of the employees or former employees (including retired employees) and any beneficiaries thereof or directors or former directors of Merchants or any Merchants Subsidiary, together with (i) the most recent actuarial (if any) and financial reports relating to those plans which constitute "qualified plans" under IRC
Section 401(a), (ii) the most recent annual reports relating to such plans filed by them, respectively, with any government
<PAGE 20> agency, and (iii) all rulings and determination letters which pertain to any Merchants Employee Benefit Plans. To the best of Merchants' knowledge, neither Merchants nor any pension plan maintained by Merchants, has incurred, directly or indirectly, within the past six (6) years any liability under Title IV of ERISA (including to the Pension Benefit Guaranty Corporation) or to the IRS with respect to any pension plan qualified under IRC Section 401(a) except liabilities to the Pension Benefit Guaranty Corporation pursuant to ERISA
Section 4007, all of which have been fully paid, nor has any reportable event under ERISA Section 4043(b) occurred with respect to any such pension plan. With respect to each Merchants Employee Benefit Plan that is subject to Title IV of ERISA, the present value of the accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the plan's most recent actuarial report did not, as of its latest valuation date, exceed the then current value of the assets of such plan allocable to such accrued benefits. With respect to each Merchants Employee Benefit Plan, Merchants will have made on or prior to the Closing Date, all payments required to be made by it prior to the Closing Date and will have at least accrued as of the Closing Date all payments due but not yet payable so that there will not have been nor will there be any accumulated funding deficiencies (as defined in ERISA or the Code) or waivers of such deficiencies. Merchants has not incurred or is subject to any liability under ERISA Section 4201 for a complete or partial withdrawal from a multi-employer plan. To the best of Merchants' knowledge, all "employee benefit plans," as defined in ERISA Section 3(3), comply, and within the past six (6) years have complied, in all material respects with (i) relevant provisions of ERISA and (ii), in the case of plans intended to qualify for favorable income tax treatment, provisions of the IRC relevant to such treatment. To the best of Merchants' knowledge, no prohibited transaction (which shall mean any transaction prohibited by ERISA Section 406 and not exempt under ERISA
Section 408 or any transaction prohibited under IRC Section 4975) has occurred within the past six (6) years with respect to any employee benefit plan maintained by Merchants that would result in the imposition, directly or indirectly, of an excise tax under IRC 4975 or other penalty under ERISA or the IRC, which, individually or in the aggregate, has resulted in or will result in a Material Adverse Effect with respect to Merchants.
Merchants provides continuation coverage under group health plans for separating employees and "qualified beneficiaries" in accordance with the provisions of IRC Section 4980B(f). Such group health plans are in compliance with Section 1862(b)(1) of the Social Security Act. There are no pending actions, claims or lawsuits which have been asserted or instituted against any of Merchants's Employee Benefit Plans, the assets of any of the trusts under such Plans, the plan sponsor, the plan administrator or against any fiduciary of any of Merchants Employee Benefit Plans (other than routine benefit claims) nor does Merchants have knowledge of facts which could form the basis of any such action, claim or lawsuit. There are no investigations or audits of any of Merchants Employee Benefit Plans, any trusts under such plans,
<PAGE 21> the plan sponsor, the plan administrator or any
fiduciary of any of Merchants's Employee Benefit Plans which have been threatened or instituted nor does Merchants have knowledge of facts which could form the basis for any such investigation or audit. No event has occurred or will occur which will result in liability to Merchants in connection with any Employee Benefit Plan established, maintained, or contributed to (currently or previously) by Merchants or by any other entity which, together with Merchants, constitute elements of either (i) a controlled group of corporations (within the meaning of IRC Section 414(b)),
(ii) a group of trades or businesses under common control (within the meaning of IRC Sections 414(c) or 4001), (iii) an affiliated service group (within the meaning of IRC Section 414(m)), or
(iv) another arrangement covered by IRC Section 414(o).

          Section 2.13 Brokers, Finders and Financial Advisors. Neither Merchants nor any Merchants Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement or in connection with any other transaction, except for Ryan Beck & Co., Inc., whose engagement letter with Merchants is included in the Merchants Disclosure Schedule, or incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement or in connection with any other transaction, which has not been reflected in the Merchants Financials.

          Section 2.14 Environmental Matters. To the knowledge of Merchants, neither Merchants nor any Merchants Subsidiary, nor any properties owned or operated by Merchants has been or is in violation of or liable under any Environmental Law which violation or liability, individually or in the aggregate, resulted in, or will result, in a Material Adverse Effect with respect to Merchants. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including without limitation notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of Merchants, threatened, relating to the liability of any property owned or operated by Merchants under any Environmental Law.

          Section 2.15 Loan Portfolio. The allowance for loan losses reflected, and to be reflected, in the Merchants Regulatory Reports, and shown, and to be shown, on the balance sheets contained in the Merchants Financials have been, and will be, established in accordance with the requirements of generally accepted accounting principles and all applicable regulatory criteria.

          Section 2.16 Information to be Supplied. The information to be supplied by Merchants for inclusion in the Registration Statement (including the Prospectus/Proxy Statement) will not, at the time the Registration Statement is declared effective pursuant to the Securities Act, contain any untrue
<PAGE 22> statement of a material fact or omit to state any
material fact necessary in order to make the statements therein not misleading. The information supplied, or to be supplied, by Merchants for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority, be accurate in all material aspects.

          Section 2.17 Related Party Transactions. Except as disclosed in the footnotes to the Merchants Financials, neither Merchants nor any Merchants Subsidiary is a party to any transaction (including any loan or other credit accommodation) with any Affiliate of Merchants. Any such transaction (a) was made in the ordinary course of business, (b) was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectability or present other unfavorable features. No loan or credit accommodation to any Affiliate of Merchants is presently in default or, during the three year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended. Merchants has not been notified that principal and interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation by Merchants is inappropriate.

          Section 2.18 Loans. Each loan reflected as an asset in the Merchants Financial Statements (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and correct (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, in each case other than loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect on Merchants.

          Section 2.19 CRA Compliance. MBP is in material compliance with the applicable provisions of the CRA, and, as of the date hereof, MBP has received a CRA rating of "satisfactory" or better. MBP knows of no fact or circumstance or set of facts or circumstances which would cause MBP to fail to comply with such provisions in a manner which would have a Material Adverse Effect with respect to Merchants.

          Section 2.20  Accounting for the Merger;
Reorganization. As of the date hereof, Merchants does not have any reason to believe that the Merger will fail to qualify
(i) for "pooling of interests" accounting treatment under generally accepted accounting principles or (ii) as a reorganization under Section 368(a) of the IRC.
  <PAGE 23>
          Section 2.21 Fairness Opinion. Merchants has received a written opinion from Ryan, Beck & Co., Inc. to the effect that, as of the date hereof, the consideration to be received by shareholders of Merchants pursuant to this Agreement is fair, from a financial point of view, to such shareholders.

          Section 2.22 Year 2000 Compliance. Merchants and each Merchants Subsidiary is in compliance in all material respects with the Year 2000 compliance time-frames established in releases or publications of Regulatory Authorities applicable to it and the safety and soundness and other guidelines for Year 2000 business risk issued from time to time by the Federal Financial Institutions Examination Council, except to the extent that the failure to so comply would not have a Material Adverse Effect with respect to Merchants.

          Section 2.23  Quality of Representations.  The
representations made by Merchants in this Agreement are true, correct and complete in all material respects, and do not omit statements necessary to make them not misleading under all facts and circumstances.

                           ARTICLE III
        REPRESENTATIONS AND WARRANTIES OF FIRST LEESPORT

          First Leesport hereby represents and warrants to Merchants that, except as set forth in the First Leesport Disclosure Schedule (which First Leesport Disclosure Schedule qualifies and represents exceptions to all of the representations and warranties of First Leesport contained in this Agreement taken as a whole and does not relate solely to particular representations and warranties) delivered by First Leesport to Merchants on or prior to the date hereof:

          Section 3.01  Organization.

               (a)  First Leesport is a corporation duly
organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. First Leesport is a bank holding company duly registered under the BHC Act. First Leesport has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. First Leesport is not qualified or licensed to do business as a foreign corporation in any other jurisdiction and is not required to be so qualified or licensed as the result of the ownership or leasing of property or the conduct of its business, except where the failure to be so qualified or licensed would not have a Material Adverse Effect with respect to First Leesport.

               (b) FNBL is a national banking association duly organized and validly existing under the laws of the United States of America. FNBL has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being
<PAGE 24> operated by it.  Neither FNBL nor any other First
Leesport Subsidiary is qualified or licensed to do business as a foreign corporation in any other jurisdiction and neither is required to be so qualified or licensed as the result of the ownership or leasing of property or the conduct of its business, except where the failure to be so qualified or licensed would not have a Material Adverse Effect with respect to First Leesport.

               (c) There are no First Leesport Subsidiaries other than FNBL or as disclosed in First Leesport's Securities
Documents.  There are no FNBL Subsidiaries other than Essick &
Barr, Inc.

               (d) The deposits of FNBL are insured by the FDIC to the extent provided in the Federal Deposit Insurance Act.

               (e) The respective minute books of First Leesport and FNBL accurately record, in all material respects, all material corporate actions of their respective shareholders and boards of directors (including committees) through the date of this Agreement.

               (f) Prior to the execution of this Agreement, First Leesport has delivered to Merchants true and correct copies of the articles of incorporation and bylaws of First Leesport and the articles of association and bylaws of FNBL as in effect on the date hereof.

          Section 3.02  Capital Structure.

               (a)  The authorized capital stock of First
Leesport consists of (a) 2,000,000 shares of common stock, $5.00 par value ("First Leesport Common Stock"), of which, at the date of this Agreement, 1,264,655 shares are outstanding, validly issued, fully paid and nonassessable, and free of preemptive rights. Except as disclosed in First Leesport's Securities Documents or in connection with any employee benefit, stock option or incentive plans of First Leesport, neither First Leesport nor any First Leesport Subsidiary has or is bound by any subscription, option, warrant, call, commitment, agreement, plan or other Right of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of First Leesport Common Stock or any other security of First Leesport or any securities representing the right to vote, purchase or otherwise receive any shares of First Leesport Common Stock or any other security of First Leesport.

               (b) The authorized capital stock of FNBL consists of 100,000 shares of common stock, par value $10.00 per share, of which at the date of this Agreement, all of the outstanding shares are validly issued, fully paid, nonassessable, free of preemptive rights and owned by First Leesport. Neither First Leesport nor any First Leesport Subsidiary has or is bound by any subscription, option, warrant, call, commitment, agreement or
<PAGE 25> other Right of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of the capital stock of any First Leesport Subsidiary or any other security of any First Leesport Subsidiary or any securities representing the right to vote, purchase or otherwise receive any shares of the capital stock or any other security of any First Leesport Subsidiary. Either First Leesport or FNBL owns all of the outstanding shares of capital stock of each First Leesport Subsidiary free and clear of all liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature.

               (c) Neither First Leesport nor any First Leesport Subsidiary, owns any equity interest, directly or indirectly, treasury stock, in any other company or controls any other company, except for equity interests held in the investment portfolios of First Leesport Subsidiaries, equity interests held by FNBL in a fiduciary capacity, equity interests held in connection with the commercial loan activities of FNBL, and equity interests disclosed in First Leesport's Securities Documents. There are no subscriptions, options, warrants, calls, commitments, agreements or other Rights outstanding and held by First Leesport or any First Leesport Subsidiary with respect to any other company's capital stock or the equity of any other person.

               (d) To First Leesport's knowledge, without any independent investigation, no person or "group" (as that term is used in Section 13(d)(3) of the Exchange Act) is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of First Leesport Common Stock.

          Section 3.03  Authority; No Violation.

               (a) First Leesport has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by First Leesport and the consummation by First Leesport of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of First Leesport, and except for approval by the shareholders of First Leesport, no other corporate proceedings on the part of First Leesport are necessary to complete the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by First Leesport and, subject to the approval of the shareholders of First Leesport and receipt of the required approvals of Regulatory Authorities described in Section 3.04 hereof, constitutes the valid and binding obligation of First Leesport, enforceable against First Leesport in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

               (b)  (A) The execution and delivery of this
Agreement by First Leesport, (B) subject to the approval of the
<PAGE 26> shareholders of First Leesport and receipt of approvals from the Regulatory Authorities referred to in Section 3.04 hereof and Merchants' and First Leesport's compliance with any conditions contained therein, the consummation of the transactions contemplated hereby, and (D) compliance by First Leesport with any of the terms or provisions hereof will not
(i) conflict with or result in a breach of any provision of the articles of incorporation or bylaws of First Leesport or any First Leesport Subsidiary; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to First Leesport, any First Leesport Subsidiary or any of their respective properties or assets; or
(iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of First Leesport or any First Leesport Subsidiary under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which First Leesport or any First Leesport Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect with respect to First Leesport.

          Section 3.04 Consents. Except for any required consents, approvals, filings and registrations from or with the FRB, the PDB, the SEC, and state "blue sky" authorities, and compliance with any conditions contained therein, and the approval of this Agreement by the shareholders of First Leesport, no consents or approvals of, or filings or registrations with, any public body or authority are necessary, and no consents or approvals of any third parties are necessary, or will be, in connection with (a) the execution and delivery of this Agreement by First Leesport and (b) the completion by First Leesport of the transactions contemplated hereby. First Leesport has no reason to believe that any required consents or approvals will not be received or will be received with conditions, limitations or restrictions unacceptable to it or which would adversely impact First Leesport's ability to complete the transactions contemplated by this Agreement.

          Section 3.05  Financial Statements.

               (a) First Leesport has previously delivered, or will deliver, to Merchants the First Leesport Regulatory Reports. The First Leesport Regulatory Reports have been, or will be, prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements, and fairly present, or will
<PAGE 27> fairly present in all material respects, the financial position, results of operations and changes in shareholders' equity of First Leesport as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles applied on a consistent basis.

               (b) First Leesport has previously delivered, or will deliver, to Merchants the First Leesport Financials. The First Leesport Financials have been, or will be, prepared in accordance with generally accepted accounting principles and practices applied on a consistent basis throughout the periods covered by such statements, and fairly present, or will fairly present, the consolidated financial position, results of operations and cash flows of First Leesport as of and for the periods ending on the dates thereof, in accordance with generally accepted accounting principles, except where changes in accounting principles from one year to the next have been disclosed therein.

               (c) At the date of each balance sheet included in the First Leesport Financials or the First Leesport Regulatory Reports, neither First Leesport nor any First Leesport Subsidiary (as the case may be) had or will have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such First Leesport Financials or the First Leesport Regulatory Reports or in the footnotes thereto which are not fully reflected or reserved against therein or disclosed in a footnote thereto, except for liabilities, obligations or loss contingencies which are not material in the aggregate and which are incurred in the ordinary course of business, consistent with past practice, and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

          Section 3.06  Taxes.

               (a) First Leesport and the First Leesport
Subsidiaries are members of the same affiliated group within the meaning of IRC Section 1504(a). First Leesport has duly filed, and will file, all federal, state and local tax returns required to be filed by or with respect to First Leesport and all First Leesport Subsidiaries on or prior to the Closing Date (all such returns being accurate and correct in all material respects) and has duly paid or will pay, or made or will make, provisions for the payment of all federal, state and local taxes which have been incurred by or are due or claimed to be due from First Leesport and any First Leesport Subsidiary by any taxing authority or pursuant to any tax sharing agreement or arrangement (written or oral) on or prior to the Closing Date other than taxes which
(i) are not delinquent or (ii) are being contested in good faith.

               (b) No consent pursuant to IRC Section 341(f) has been filed (or will be filed prior to the Closing Date) by or with respect to First Leesport or any First Leesport Subsidiary.
<PAGE 28>

          Section 3.07  No Material Adverse Effect.  First
Leesport has not suffered any Material Adverse Effect since
December 31, 1997.

          Section 3.08  Ownership of Property; Insurance
Coverage.

               (a)  First Leesport and the First Leesport
Subsidiaries have, or will have as to property acquired after the date hereof, good and, as to real property, marketable title to all assets and properties owned by First Leesport or any First Leesport Subsidiary in the conduct of its business, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the First Leesport Regulatory Reports and in the First Leesport Financials or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value, in the ordinary course of business, since the date of such balance sheets), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities for borrowed money and (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith. First Leesport and the First Leesport Subsidiaries, as lessee, have the right under valid and subsisting leases of real and personal properties used by First Leesport and such First Leesport Subsidiary in the conduct of its business to occupy and use all such properties as presently occupied and used by each of them.

               (b) With respect to all agreements pursuant to which First Leesport or any First Leesport Subsidiary has purchased securities subject to an agreement to resell, if any, First Leesport or such First Leesport Subsidiary, as the case may be, has a valid, perfected first lien or security interest in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

               (c)  First Leesport and the First Leesport
Subsidiaries currently maintain insurance in amounts considered by First Leesport to be reasonable for their respective operations and similar in scope and coverage to that maintained by other businesses similarly engaged. Neither First Leesport nor any First Leesport Subsidiary has received notice from any insurance carrier that (i) such insurance will be cancelled or that coverage thereunder will be reduced or eliminated or
(ii) premium costs with respect to such insurance will be substantially increased. There are presently no material claims pending under such policies of insurance and no notices have been given by First Leesport or any First Leesport Subsidiary under such policies. All such insurance is valid and enforceable and in full force and effect, and within the last three years First
<PAGE 29> Leesport and each First Leesport Subsidiary has
received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies.

          Section 3.09 Legal Proceedings. Neither First Leesport nor any First Leesport Subsidiary is a party to any, and there are no pending or, to the best of First Leesport's knowledge, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature
(i) against First Leesport or any First Leesport Subsidiary,
(ii) to which the assets of First Leesport or any First Leesport Subsidiary are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of First Leesport to perform under this Agreement, except for any proceedings, claims, actions, investigations or inquiries referred to in clauses (i) or (ii) which, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect with respect to First Leesport.

          Section 3.10  Compliance With Applicable Law.

               (a)  First Leesport and each First Leesport
Subsidiary holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of its business under, and have complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any federal, state or local governmental authority relating to them, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of its business nor otherwise have a Material Adverse Effect with respect to First Leesport.

               (b) Neither First Leesport nor any First Leesport Subsidiary has received any notification or communication from any Regulatory Authority (i) asserting that it is not in compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material it; (iii) requiring or threatening to require or indicating that it may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit, in any manner its operations, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner its operations, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither First Leesport nor any First Leesport Subsidiary has consented to or entered
<PAGE 30> into any Regulatory Agreement, except as heretofore disclosed to Merchants.

          Section 3.11 Securities Documents. First Leesport has delivered, or will deliver, to Merchants copies of its (i) annual reports on SEC Form 10-KSB for the year ended December 31, 1997
(ii) quarterly reports on SEC Form 10-QSB for the quarters ended March 31, 1998, June 30, 1998, and September 30, 1998, and
(iii) proxy statement dated March 9, 1998 used in connection with its annual meeting of shareholders held in April 1998. Such reports and such proxy materials complied, at the time filed with the SEC, in all material respects, with the Exchange Act and the applicable rules and regulations of the SEC.

          Section 3.12 Brokers and Finders. Neither First Leesport nor any First Leesport Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor, or incurred any liability for any fees or commissions to any such person, in connection with the transactions contemplated by this Agreement or in connection with any other transaction, except for Hopper Soliday & Co., Inc., or incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement or in connection with any other transaction, which has not been reflected in the First Leesport Financials.

          Section 3.13 Environmental Matters. To the knowledge of First Leesport, neither First Leesport nor any First Leesport Subsidiary, nor any properties owned or operated by First Leesport or any First Leesport Subsidiary has been or is in violation of or liable under any Environmental Law which violation or liability, individually or in the aggregate, resulted in or will result in a Material Adverse Effect with respect to First Leesport. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including without limitation notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of First Leesport, threatened, relating to the liability of any property owned or operated by First Leesport or any First Leesport Subsidiary under any Environmental Law.

          Section 3.14 Loan Portfolio. The allowance for loan losses reflected, and to be reflected, in the First Leesport Regulatory Reports, and shown, and to be shown, on the balance sheets contained in the First Leesport Financials have been, and will be, established in accordance with the requirements of generally accepted accounting principles and all applicable regulatory criteria.

          Section 3.15 Information to be Supplied. The information to be supplied by First Leesport and FNBL for inclusion in the Registration Statement (including the Prospectus/Proxy Statement) will not, at the time the <PAGE 31> Registration Statement is declared effective pursuant to the Securities Act, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. The information supplied, or to be supplied, by First Leesport for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority, be accurate in all material aspects.

          Section 3.16 Loans. Each loan reflected as an asset in the First Leesport Financial Statements (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and correct (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, in each case other than loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect with respect to First Leesport.

          Section 3.17 CRA Compliance. FNBL is in material compliance with the applicable provisions of the CRA, and, as of the date hereof, Bank has received a CRA rating of "satisfactory" or better. Neither First Leesport nor FNBL know of any fact or circumstance or set of facts or circumstances which would cause FNBL to fail to comply with such provisions in a manner which would have a Material Adverse Effect with respect to First Leesport.

          Section 3.18  Accounting for the Merger;
Reorganization. As of the date hereof, First Leesport does not have any reason to believe that the Merger will fail to qualify
(i) for "pooling of interests" accounting treatment under generally accepted accounting principles, or (ii) as a reorganization under Section 368(a) of the IRC.

          Section 3.19 Year 2000 Compliance. First Leesport and each First Leesport Subsidiary is in compliance in all material respects with the Year 2000 compliance time-frames established in releases or publications of Regulatory Authorities applicable to it and the safety and soundness and other guidelines for Year 2000 business risk issued from time to time by the Federal Financial Institutions Examination Counsel, except to the extent that the failure so to comply would not have a Material Adverse Effect with respect to First Leesport.

          Section 3.20 First Leesport Common Stock. The shares of First Leesport Common Stock to be issued and delivered to Merchants shareholders in accordance with this Agreement, when so issued and delivered, will be validly authorized and issued and fully paid and nonassessable, and no shareholder of First Leesport shall have any preemptive right with respect thereto.
    <PAGE 32>

          Section 3.21 Quality of Representations. The representations made by First Leesport in this Agreement are true, correct and complete in all material respects and do not omit statements necessary to make the representations not misleading under the circumstances.

                           ARTICLE IV
                    COVENANTS OF THE PARTIES

          Section 4.01 Conduct of Business. From the date of this Agreement to the Closing Date, Merchants and each Merchants Subsidiary will conduct its business and engage in transactions, including extensions of credit, only in the ordinary course and consistent with past practice and policies, except as otherwise required by this Agreement or with the written consent of First Leesport. Merchants will use its reasonable good faith efforts, and will cause each Merchants Subsidiary to use its reasonable good faith efforts, to (i) preserve its business organizations intact, (ii) maintain good relationships with employees, and
(iii) preserve for itself the good will of customers of Merchants and each Merchants Subsidiary and others with whom business relationships exist. From the date hereof to the Closing Date, except as otherwise consented to or approved by First Leesport in writing or as permitted or required by this Agreement, Merchants will not and Merchants will not permit any Merchants Subsidiary to:

                    (i)  amend or change any provision of its
     articles of incorporation or bylaws;

                    (ii)  change the number of authorized or
     issued shares of its capital stock or issue or grant any option, warrant, call, commitment, subscription, Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, or split, combine or reclassify any shares of capital stock, or declare, set aside or pay any dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any shares of capital stock, except that Merchants may to pay a regular semi-annual cash dividend, not to exceed $0.35 per share of Merchants Common Stock outstanding, consistent with past practice as to record and payment dates; provided, however, that, if the Effective Date occurs prior to the record date for the payment by Merchants of its semi-annual dividend payable in July 1999, Merchants shall be permitted to pay immediately prior to the Effective Date, provided that such payment is consistent with pooling of interests accounting requirements, a pro-rated cash dividend for the first and second quarters of 1999 in an amount determined by
     (i) multiplying $0.35 by a fraction, the numerator of which is the number of days elapsed from January 1, 1999 through the Effective date and the denominator of which is 180 and
     (ii) subtracting the amount of the quarterly cash dividend, if any, to be received by former shareholders of Merchants
     <PAGE 33> from First Leesport for such period from the
     amount determined under clause (i). Subject to applicable accounting rules regarding the pooling of interests method of accounting, each party shall use its best efforts to cooperate in the declaration and timing of payment of dividends to assure that neither a windfall nor a detriment to each party's respective shareholders shall occur concerning the amount and timing of the payment of dividends. Subject to applicable regulatory restrictions, if any, MBP may pay a cash dividend, in the aggregate, sufficient to fund any dividend by Merchants permitted hereunder;

                    (iii) grant any severance or termination pay (other than pursuant to written policies or written agreements of Merchants or any Merchants Subsidiary in effect on the date hereof and provided to First Leesport prior to the date hereof) to, or enter into any new or amend any existing employment agreement with, or increase the compensation of, any employee, officer or director of Merchants or any Merchants Subsidiary, except for routine periodic increases, individually and in the aggregate, in accordance with past practice and increases disclosed in the Merchants Disclosure Schedule, or hire or agree to hire any additional employees;

                    (iv)  merge or consolidate Merchants or any
     Merchants Subsidiary or with any other corporation; sell or lease all or any substantial portion of the assets or business of Merchants or any Merchants Subsidiary; make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization other than in connection with the collection of any loan or credit arrangement between Merchants or any Merchants Subsidiary and any other person; enter into a purchase and assumption transaction with respect to deposits and liabilities; permit the revocation or surrender by any Merchants Subsidiary of its certificate of authority to maintain, or file an application for the relocation of, any existing branch office, or file an application for a certificate of authority to establish a new branch office;

                    (v)  sell or otherwise dispose of any asset
     of Merchants or any Merchants Subsidiary other than in the ordinary course of business consistent with past practice; subject any asset of Merchants or any Merchants Subsidiary to a lien, pledge, security interest or other encumbrance (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice; incur any indebtedness for borrowed money (or
     <PAGE 34> guarantee any indebtedness for borrowed money),
     except in the ordinary course of business consistent with past practice;

                    (vi)  take any action which would result in
     any of the representations and warranties of Merchants set forth in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in
     Article V hereof not being satisfied;

                    (vii)  change any method, practice or
     principle of accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date) or any Regulatory Authority responsible for regulating Merchants or any Merchants Subsidiary;

                    (viii) waive, release, grant or transfer any rights of value or modify or change in any material respect any existing material agreement to which Merchants or any Merchants Subsidiary is a party, other than in the ordinary course of business, consistent with past practice;

                    (ix)  implement any pension, retirement,
     profit sharing, bonus, welfare benefit or similar plan or arrangement that was not in effect on the date of this Agreement, or materially amend any existing plan or arrangement except to the extent such amendments do not result in an increase in cost, except as may be required by law;

                    (x) purchase any security for its investment portfolio not rated "A" or higher by either Standard &
     Poor's Corporation or Moody's Investor Services, Inc.;

                    (xi)  make any new loan or other credit
     facility commitment (including without limitation, lines of credit and letters of credit) to any borrower or group of affiliated borrowers in excess of $250,000 in the aggregate, or increase, compromise, extend, renew or modify any existing loan or commitment outstanding in excess of $250,000, except for any commitment disclosed on the Merchants Disclosure Schedule; provided, however, that, with respect to any loan or commitment that deviates in any manner from the lending policies or procedures of Merchants in effect on the date hereof, the dollar amount set forth in this subsection (xi) shall be $100,000;

                    (xii)  except as set forth on the Merchants
     Disclosure Schedule, enter into, renew, extend or modify any other transaction with any Affiliate;

                    (xiii)  enter into any interest rate swap or
     similar commitment, agreement or arrangement; or
  <PAGE 35>
                    (xiv)  intentionally and knowingly take any
     action that would preclude satisfaction of the condition to closing contained in Section 5.02(k) relating to financial accounting treatment of the Merger; or

                    (xv)  agree to do any of the foregoing.

          For purposes of this Section 4.01, it shall not be considered in the ordinary course of business for Merchants or any Merchants Subsidiary to do any of the following: (i) make any capital expenditure of $15,000 or more not disclosed on Merchants Disclosure Schedule 4.01, without the prior written consent of First Leesport; (ii) make any sale, assignment, transfer, pledge, hypothecation or other disposition of any assets having a book or market value, whichever is greater, in the aggregate in excess of $15,000, other than pledges of assets to secure government deposits, to exercise trust powers, sales of assets received in satisfaction of debts previously contracted in the normal course of business, issuance of loans, or transactions in the investment securities portfolio by Merchants or any Merchants Subsidiary or repurchase agreements made, in each case, in the ordinary course of business; or (iii) undertake or enter any lease, contract or other commitment for its account, other than in the normal course of providing credit to customers as part of its banking business, involving a payment by Merchants or any Merchants Subsidiary of more than $15,000 annually, or containing a material financial commitment and extending beyond 12 months from the date hereof. Notwithstanding anything in this
Section 4.01 to the contrary, Merchants or MBP shall be permitted to take actions and make capital expenditures to complete the projects identified in the "Five-Year Strategic Business Plan of Merchants of Shenandoah Ban-Corp and its wholly owned subsidiary, Merchants Bank of Pennsylvania" (the "Merchants Business Plan") previously delivered to First Leesport.

          Section 4.02  Access; Confidentiality.

               (a) From the date of this Agreement through the Closing Date, Merchants or First Leesport, as the case may be, shall afford to, and shall cause each of its Subsidiaries to afford to, the other party and its authorized agents and representatives, complete access to their respective properties, assets, books and records and personnel, at reasonable hours and after reasonable notice for the purpose of undertaking a comprehensive due diligence investigation; and the officers of Merchants and First Leesport will furnish any person making such investigation on behalf of the other party with such financial and operating data and other information with respect to the businesses, properties, assets, books and records and personnel as the person making such investigation shall from time to time reasonably request.

               (b) Merchants and First Leesport each agree to conduct such investigation and discussions hereunder in a manner
<PAGE 36> so as not to interfere unreasonably with normal
operations and customer and employee relationships of the other party.

               (c)  In addition to the access permitted by
subparagraph (a) above, from the date of this Agreement through the Closing Date, MBP shall permit employees of FNBL reasonable access to and participation in matters relating to problem loans, loan restructurings and loan work-outs, provided that nothing contained in this subparagraph shall be construed to grant FNBL or any of its employees any final decision-making authority with respect to such matters.

               (d) If the transactions contemplated by this Agreement shall not be consummated, Merchants and First Leesport will each destroy or return all documents and records obtained from the other party or its representatives, during the course of its investigation and will cause all information with respect to the other party obtained pursuant to this Agreement or preliminarily thereto to be kept confidential, except to the extent such information becomes public through no fault of the party to whom the information was provided or any of its representatives or agents and except to the extent disclosure of any such information is legally required. Merchants and First Leesport shall each give prompt notice to the other party of any contemplated disclosure where such disclosure is so legally required.

          Section 4.03  Regulatory Matters and Consents.

               (a) First Leesport and Merchants will prepare all Applications and make all filings for, and use their best efforts to obtain as promptly as practicable after the date hereof, all necessary permits, consents, approvals, waivers and authorizations of all Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Agreement.

               (b) Merchants will furnish First Leesport with all information concerning Merchants as may be necessary or advisable in connection with any Application or filing made by or on behalf of First Leesport to any Regulatory Authority in connection with the transactions contemplated by this Agreement.

               (c)  First Leesport will promptly furnish
Merchants with copies of all material written communications to, or received by First Leesport or any First Leesport Subsidiary from, any Regulatory Authority in respect of the transactions contemplated hereby.

               (d)  First Leesport will furnish Merchants with
(i) copies of all Applications at least five (5) business days prior to filing with any Regulatory Authority and provide Merchants a reasonable opportunity to suggest changes to such Applications, which suggested changes First Leesport may, in its
<PAGE 37> reasonable discretion accept or reject, (ii) copies of all Applications filed by First Leesport and (iii) copies of all documents filed by First Leesport under the Exchange Act.

               (e) Merchants will cooperate with First Leesport in the foregoing matters and will furnish First Leesport with all information concerning Merchants and any Merchants Subsidiary as may be necessary or advisable in connection with any Application or filing (including the Registration Statement and any report filed with the SEC) made by or on behalf of First Leesport to any Regulatory Authority in connection with the transactions contemplated by this Agreement, and such information will be accurate and complete in all material respects. In connection therewith, Merchants and any Merchants Subsidiary will provide certificates and other documents reasonably requested by First Leesport.

          Section 4.04  Taking of Necessary Action.

               (a) First Leesport and Merchants shall each use its best efforts in good faith, and each of them shall cause their respective Subsidiaries to use their best efforts in good faith, to (i) furnish such information as may be required in connection with the preparation of the documents referred to in
Section 4.03 of this Agreement and (ii) take or cause to be taken all action necessary or desirable on its part using its best efforts so as to permit completion of the Merger including, without limitation, (A) obtaining the consent or approval of each individual, partnership, corporation, association or other business or professional entity whose consent or approval is required or desirable for consummation of the transactions contemplated hereby (including assignment of leases without any change in terms), provided that shall not agree to make any payments or modifications to agreements in connection therewith without the prior written consent of First Leesport, and
(B) requesting the delivery of appropriate opinions, consents and letters from its counsel and independent auditors. No party hereto shall take, or cause, or to the best of its ability permit to be taken, any action that would substantially impair the prospects of completing the Merger; provided that nothing herein contained shall preclude First Leesport or Merchants from exercising its rights under this Agreement.

               (b) First Leesport and Merchants shall promptly prepare a Prospectus/Proxy Statement to be mailed to their respective shareholders in connection with the meetings of such shareholders and transactions contemplated hereby, and to be filed by First Leesport with the SEC in the Registration Statement, which Prospectus/Proxy statement shall conform in all material respects to all applicable legal requirements. First Leesport shall, as promptly as practicable following the preparation thereof, file the Registration Statement with the SEC and Merchants and First Leesport shall use all reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing.
<PAGE 38> First Leesport shall advise Merchants, promptly after
First Leesport receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the shares of capital stock issuable pursuant to the Registration Statement, or the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information. First Leesport shall use its best efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities laws or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. First Leesport shall provide Merchants with as many copies of such Registration Statement and all amendments thereto promptly upon the filing thereof as Merchants may reasonably request.

          Section 4.05  Certain Agreements.

               (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, whether or not brought by or in the name of Merchants, in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Date, a director or officer or employee of Merchants (the "Indemnified Parties") is, or is threatened to be, made a party to a suit based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of Merchants, any Merchants Subsidiary, or any of their respective predecessors or
(ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Date, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto to the maximum extent permitted by the BCL, and the articles of incorporation and bylaws of Merchants. On or after the Effective Date, First Leesport shall indemnify, defend and hold harmless all prior and then-existing directors and officers of Merchants and any Merchants Subsidiary, against (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement (with the approval of First Leesport which approval shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation, whether or not brought by or in the name of Merchants, based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of Merchants, or any Merchants Subsidiary, whether pertaining to any matter existing or occurring at or prior to or after the Effective Date and whether asserted or claimed prior to, or at or after, the Effective Date ("Indemnified Liabilities") and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, to the same extent as such officer, director or employee may be indemnified by Merchants as of the date hereof
<PAGE 39> including the right to advancement of expenses,
provided, however, that any such officer, director or employee of Merchants may not be indemnified by First Leesport if such indemnification is prohibited by applicable law.

               (b) First Leesport shall use its reasonable best efforts to maintain Merchants existing directors' and officers' liability insurance policy (or a policy providing comparable coverage amounts on terms generally no less favorable, including First Leesport's existing policy if it meets the foregoing standard) covering persons who are currently covered by such insurance for a period of six years after the Effective Date; provided, however, that in no event shall First Leesport be obligated to expend, in order to maintain or provide insurance coverage pursuant to this Section 4.05(b), any amount per annum in excess of 150% of the amount of the annual premiums paid as of the date hereof by Merchants for such insurance (the "Maximum Amount"). If the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, First Leesport shall use all reasonable efforts to maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Amount.

               (c)  On or prior to the Effective Date, First
Leesport shall enter into an employment agreement with Anthony R.
Cali, to be effective as of the Effective Date, in the form set forth in the First Leesport Disclosure Schedule.

          Section 4.06 No Other Bids and Related Matters. So long as this Agreement remains in effect, Merchants shall not and shall not authorize or permit any Merchants Subsidiary, or any of their respective directors, officers, employees or agents, to directly or indirectly (i) respond to, solicit, initiate or encourage any inquiries relating to, or the making of any proposal which relates to, an Acquisition Transaction (as defined below), (ii) recommend or endorse an Acquisition Transaction,
(iii) participate in any discussions or negotiations regarding an Acquisition Transaction, (iv) provide any third party (other than First Leesport or an Affiliate of First Leesport) with any nonpublic information in connection with any inquiry or proposal relating to an Acquisition Transaction, or (v) enter into an agreement with any other party with resect to an Acquisition Transaction. Notwithstanding the foregoing, the Board of Directors of Merchants may respond to unsolicited inquiries relating to an Acquisition Transaction or the Board of Directors of Merchants may recommend or endorse an Acquisition transaction, in each case, if it receives a written opinion (subject only to normal and customary qualifications) of outside counsel that the failure to do so would constitute a breach of their fiduciary duty. In the event of any such response by Merchants, First Leesport shall have the right, but not the obligation, to terminate this Agreement at any time thereafter without penalty or further liability. As used in this Agreement, "Acquisition Transaction" shall mean any of the following transactions: (i) a
<PAGE 40> merger or consolidation, or any similar transaction, involving Merchants or MBP, (ii) a purchase, lease or other acquisition of all or a substantial portion of the assets or liabilities of Merchants or MBP, or (iii) a purchase or other acquisition (including by way of share exchange, tender offer, exchange offer or otherwise) of 20% or more of the outstanding shares of Merchants Common Stock. Merchants shall notify First Leesport immediately if (i) any such discussions or negotiations are sought to be initiated with it by any other person, or
(ii) if any such requests for information, inquiries, proposals or communications are received from any other person, except analysts, Regulatory Authorities and holders of Merchants Common Stock in the ordinary course of business.

          Section 4.07 Duty to Advise; Duty to Update the Merchants Disclosure Schedule. Merchants shall promptly advise First Leesport of any change or event having a Material Adverse Effect on it or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants set forth herein. Merchants shall update the Merchants Disclosure Schedule as promptly as practicable after the occurrence of an event or fact which, if such event or fact had occurred prior to the date of this Agreement, would have been disclosed in the Merchants Disclosure Schedule. The delivery of such updated Disclosure Schedule shall not relieve Merchants from any breach or violation of this Agreement and shall not have any effect for the purposes of determining the satisfaction of the condition set forth in Sections 5.02(c) hereof.

          Section 4.08 Duty to Advise; Duty to Update the First Leesport's Disclosure Schedule. First Leesport shall promptly advise Merchants of any change or event having a Material Adverse Effect on it or on any First Leesport Subsidiary or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants set forth herein. First Leesport shall update the First Leesport Disclosure Schedule as promptly as practicable after the occurrence of an event or fact which, if such event or fact had occurred prior to the date of this Agreement, would have been disclosed in the First Leesport Disclosure Schedule. The delivery of such updated Disclosure Schedule shall not relieve First Leesport from any breach or violation of this Agreement and shall not have any effect for the purposes of determining the satisfaction of the condition set forth in Sections 5.01(c) hereof.

          Section 4.09  Additional Undertakings by Merchants and
First Leesport.

               (a) From and after the date of this Agreement, Merchants shall:

                    (i)  Shareholder Meeting.  Submit this
     Agreement to its shareholders for approval at a meeting to
     <PAGE 41> be held as soon as practicable, and use its best efforts to cause its Board of Directors to recommend approval of this Agreement to Merchants shareholders.

                    (ii) Board and Committee Minutes. Merchants shall provide First Leesport, within 30 days after any meeting of the Board of Directors of Merchants, or any committee thereof, or any senior management committee, a copy of the minutes of such meeting, except that with respect to any meeting held within 30 days of the Closing Date, such minutes shall be provided prior to the Closing Date.

               (b) From and after the date of this Agreement, First Leesport shall:

                    (i)  Shareholder Meeting.  Submit this
     Agreement to its shareholders for approval at a meeting to be held as soon as practicable, and use its best efforts to cause its Board of Directors to recommend approval of this Agreement to First Leesport shareholders.

                    (ii)  Delivery of Securities Documents.
     Deliver to Merchants copies of all reports filed with the SEC under the Exchange Act promptly upon the filing thereof;

                    (iii)  Election of Directors.  Upon
     consummation of the Merger and subject to all applicable legal requirements, elect the additional directors of First Leesport and cause the election of the additional directors of each of FNBL and MBP, respectively, as provided in
     Section 1.02(d) of this Agreement;

                    (iv) Subsidiary Status of MBP. For a period of two (2) years from the Effective Date, First Leesport shall maintain MBP as a separate operating banking subsidiary under the name "Merchants Bank of Pennsylvania," provided that MBP shall adopt and be subject to policies and procedures of First Leesport, including without limitation lending and credit quality standards and employee benefits and human resource policies and procedures, applicable to First Leesport and its banking subsidiaries.
     Notwithstanding the foregoing, First Leesport may, prior to the expiration of such two (2) year period, cause the merger or combination of MBP with another banking subsidiary of First Leesport or change the name of MBP upon the unanimous vote of the Board of Directors of First Leesport provided further that any written consent of First Leesport as sole shareholder of FNBL or MBP to any such merger or combination shall only be authorized by the unanimous vote of the Board of Directors of First Leesport;

                    (v)  Strategic Business Plan.  Permit
     Merchants and MBP to take actions and make capital
     <PAGE 42> expenditures to complete the projects identified in the Merchants Business Plan referenced in Section 4.01;
     and

                    (vi)  Interim Financial Results.  Use its
     reasonable best efforts to publish as soon as possible, but in no event later than thirty (30) days after the end of the first full calendar month in which there are at least thirty
     (30) days of post-Merger combined operations, combined revenues and net income figures as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135, provided that First Leesport may delay publishing such information for such period of time as it, in its good faith reasonable judgment, deems necessary or desirable to achieve a bona fide corporate purpose determined by the Board of Directors of First Leesport.

               (c) From and after the date of this Agreement, First Leesport and Merchants shall each:

                    (i)  Filings and Approvals.  Cooperate with
     the other in the preparation and filing, as soon as practicable, of (A) the Applications, (B) the Registration Statement and related filings under state securities laws covering the First Leesport Common Stock to be issued pursuant to the Merger, (C) all other documents necessary to obtain any other approvals and consents required to effect the completion of the Merger, and (D) all other documents contemplated by this Agreement;

                    (ii)  Public Announcements.  Cooperate and
     cause their respective officers, directors, employees and agents to cooperate in good faith, consistent with their respective legal obligations, in the preparation and distribution of, and agree upon, prior to the release or dissemination thereof, the form and substance of, any press release related to this Agreement and the transactions contemplated hereby, and any other public disclosures related thereto, including without limitation communications to their respective shareholders, internal announcements and customer disclosures, but nothing contained herein shall prohibit either party from making any disclosure which its counsel deems legally necessary;

                    (iii)  Maintenance of Insurance.  Maintain,
     and cause their respective Subsidiaries to maintain, insurance in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of its properties and the nature of its business;

                    (iv)  Maintenance of Books and Records.
     Maintain, and cause their respective Subsidiaries to maintain, books of account and records in accordance with generally accepted accounting principles applied on a basis
     <PAGE 43> consistent with those principles used in preparing the financial statements heretofore delivered; and

                    (v)  Taxes.  File all federal, state, and
     local tax returns required to be filed by them or their respective Subsidiaries on or before the date such returns are due (including any extensions) and pay all taxes shown to be due on such returns on or before the date such payment is due.

          Section 4.10  Employee Benefits and Termination
Benefits.

               (a) Employee Benefits. As of the Effective Date, Merchants or MBP employees who become employees of First Leesport or of any First Leesport Subsidiary shall be entitled to full credit for each year of service with Merchants or MBP for purposes of determining eligibility for participation and vesting, but not benefit accrual, in First Leesport's employee benefit plans, programs and policies. The employee benefits provided to former employees of Merchants or MBP after the Effective Date shall be substantially similar to the employee benefits, in the aggregate, provided by First Leesport or the First Leesport Subsidiaries to their similarly situated employees. Subject to the foregoing, after the Effective Date, First Leesport may discontinue, amend or convert to a First Leesport plan any particular benefit or welfare plan of Merchants or MBP, subject to such plan's provisions and applicable law.

               (b) Severance Policy. First Leesport agrees to cause FNBL to provide any employee of Merchants or MBP whose employment is involuntarily terminated other than for cause within one year after the Effective Date or who within such one-year period is offered but declines to accept employment at a location more than 35 miles from such employee's work location with Merchants or MBP severance benefits at least as favorable as those set forth in the severance plan of First Leesport and FNBL set forth in and made a part of the First Leesport Disclosure Schedule provided such employees execute such documentation as First Leesport or FNBL may reasonably require. The benefits payable under this subsection shall not apply to any employee or MBP who enters into a written employment agreement with First Leesport or FNBL.

                            ARTICLE V
                           CONDITIONS

          Section 5.01 Conditions to Merchants's Obligations under this Agreement. The obligations of Merchants hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by Merchants pursuant to Section 7.03 hereof:

               (a) Corporate Proceedings. All action required to be taken by, or on the part of, First Leesport to authorize
<PAGE 44> the execution, delivery and performance of this
Agreement, and the consummation of the transactions contemplated by this Agreement, shall have been duly and validly taken by First Leesport; and Merchants shall have received certified copies of the resolutions evidencing such authorizations;

               (b) Covenants. The obligations and covenants of First Leesport required by this Agreement to be performed by First Leesport at or prior to the Closing Date shall have been duly performed and complied with in all material respects;

               (c)  Representations and Warranties.  The
representations and warranties of First Leesport set forth in this Agreement shall be true and correct, as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date, except as to any representation or warranty
(i) which specifically relates to an earlier date or (ii) where the breach of the representation or warranty would not, either individually or in the aggregate, constitute a Material Adverse Effect with respect to First Leesport;

               (d)  Approvals of Regulatory Authorities.  First
Leesport shall have received all required approvals of Regulatory
Authorities of the Merger, and delivered copies thereof to Merchants; and all notice and waiting periods required thereunder shall have expired or been terminated;

               (e)  No Material Adverse Effect.  Since
December 31, 1997, there shall not have occurred any Material
Adverse Effect with respect to First Leesport;

               (f) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby;

               (g) Officer's Certificate. First Leesport shall have delivered to Merchants a certificate, dated the Closing Date and signed, without personal liability, by its chairman or president, to the effect that the conditions set forth in subsections (a) through (e) of this Section 5.01 have been satisfied, to the best knowledge of the officer executing the same;

               (h)  Opinion of First Leesport's Counsel.
Merchants shall have received an opinion of Stevens & Lee, P.C., counsel to First Leesport, dated the Closing Date, in form and substance reasonably satisfactory to Merchants and its counsel to the effect set forth on Exhibit 2 attached hereto;

               (i) Registration Statement. The Registration Statement shall be effective under the Securities Act and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration Statement; and all required approvals by state securities or "blue sky" authorities with
<PAGE 45> respect to the transactions contemplated by this
Agreement, shall have been obtained;

               (j) Tax Opinion. Merchants shall have received an opinion of Stevens & Lee, P.C., in form and substance reasonably satisfactory to Merchants and its counsel to the effect set forth on Exhibit 3 attached hereto;

               (k) Investment Banking Opinion. Merchants shall have received an updated written opinion of Ryan, Beck & Co., Inc., as of a date within five (5) days of mailing the Prospectus/Proxy Statement, to the effect that the Exchange Ratio is fair, from a financial point of view, to the shareholders of Merchants;

               (l)  Approval of Merchants' Shareholders.  This
Agreement shall have been approved by the shareholders of Merchants by such vote as is required under Merchants's articles of incorporation and bylaws and by applicable law;

               (m) Approval of First Leesport's Shareholders. This Agreement shall have been approved by the shareholders of First Leesport by such vote as is required under First Leesport's articles of incorporation and bylaws and by Nasdaq requirements applicable to it; and

               (n) Pooling Letter. First Leesport shall have received an opinion from its independent auditors, in a form reasonably acceptable to Merchants, to the effect that the Merger will be accounted for as a "pooling of interests" for financial accounting purposes.

          Section 5.02  Conditions to First Leesport's
Obligations under this Agreement. The obligations of First Leesport hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by First Leesport pursuant to Section 7.03 hereof:

               (a) Corporate Proceedings. All action required to be taken by, or on the part of, Merchants to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, shall have been duly and validly taken by Merchants; and First Leesport shall have received certified copies of the resolutions evidencing such authorizations;

               (b) Covenants. The obligations and covenants of Merchants, required by this Agreement to be performed by it at or prior to the Closing Date shall have been duly performed and complied with in all material respects;

               (c)  Representations and Warranties.  The
representations and warranties of Merchants set forth in this Agreement shall be true and correct as of the date of this Agreement, and as of the Closing Date as though made on and as of
<PAGE 46> the Closing Date, except as to any representation or warranty (i) which specifically relates to an earlier date or
(ii) where the breach of the representation or warranty would not, either individually or in the aggregate, result in a Material Adverse Effect with respect to Merchants;

               (d) Approvals of Regulatory Authorities. First Leesport shall have received all required approvals of Regulatory Authorities for the Merger, without the imposition of any term or condition that would have a Material Adverse Effect on First Leesport upon completion of the Merger; and all notice and waiting periods required thereunder shall have expired or been terminated;

               (e)  No Material Adverse Effect.  Since
December 31, 1997, there shall not have occurred any Material
Adverse Effect with respect to Merchants;

               (f) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby;

               (g) Officer's Certificate. Merchants shall have delivered to First Leesport a certificate, dated the Closing Date and signed, without personal liability, by its chairman of the board or president, to the effect that the conditions set forth in subsections (a) through (e) of this Section 5.02 have been satisfied, to the best knowledge of the officer executing the same;

               (h)  Opinions of Merchants' Counsel.  First
Leesport shall have received an opinion of Shumaker Williams, P.C., counsel to Merchants, dated the Closing Date, in form and substance reasonably satisfactory to First Leesport and its counsel to the effect set forth on Exhibit 4 attached hereto;

               (i) Registration Statement. The Registration Statement shall be effective under the Securities Act and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration Statement; and all required approvals by state securities or "blue sky" authorities with respect to the transactions contemplated by this Agreement, shall have been obtained;

               (j)  Tax Opinion.  First Leesport shall have
received an opinion of Stevens & Lee, P.C., its counsel, substantially to the effect set forth on Exhibit 4 attached hereto;

               (k) Investment Banking Opinion. First Leesport shall have received a written opinion of Hopper Soliday & Co., Inc., as of a date within five (5) days of mailing the Prospectus/Proxy Statement, to the effect that the consideration
<PAGE 47> payable to shareholders of Merchants pursuant to this
Agreement, is fair from a financial point of view, to First
Leesport;

               (l)  Approval of Merchants's Shareholders.  This
Agreement shall have been approved by the shareholders of Merchants by such vote as is required by the articles of association of Merchants and by law;

               (m) Affiliate Letters. First Leesport shall have received, within fifteen (15) days of the date of this Agreement signed copies of the letter attached hereto as Exhibit 1 from all required executive officers and from at least a majority of all directors and affiliates of Merchants;

               (n) Approval of First Leesport's Shareholders. This Agreement shall have been approved by the shareholders of First Leesport by such vote as is required under First Leesport's articles of incorporation and bylaws and by Nasdaq requirements applicable to it; and

               (o) Pooling Letter. First Leesport shall have received an opinion from its independent auditors, in a form reasonably satisfactory to First Leesport, to the effect that the Merger will be treated as a "pooling of interests" for financial accounting purposes.

                           ARTICLE VI
                TERMINATION, WAIVER AND AMENDMENT

          Section 6.01  Termination.  This Agreement may be
terminated on or at any time prior to the Closing Date:

               (a) By the mutual written consent of the parties hereto; or

               (b)  By First Leesport or Merchants:

                    (i)  if, in the case of termination by
     Merchants, there shall have been any breach of any representation or warranty of First Leesport which results in a Material Adverse Effect with respect to First Leesport, on the one hand, or, in the case of termination by First Leesport, there shall have been any breach of any representation or warranty of Merchants which results in a Material Adverse Effect with respect to Merchants, on the other hand, and such breach cannot be, or shall not have been, remedied within 30 days after receipt by such other party of notice in writing specifying the nature of such breach and requesting that it be remedied;

                    (ii)  if, in the case of termination by
     Merchants, there shall have been any breach of any material covenant or other obligation of First Leesport, on the one hand, or, in the case of termination by First Leesport,
     <PAGE 48> there shall have been any breach of any material covenant or other obligation of Merchants, on the other hand, and such breach cannot be, or shall not have been, remedied within 30 days after receipt by such other party of notice in writing specifying the nature of such breach and requesting that it be remedied;

                    (iii)  if the Closing Date shall not have
     occurred on or before September 30, 1999, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth in this Agreement required to be performed or observed by such party on or before the Closing Date;

                    (iv)  if either party has been informed in
     writing by a Regulatory Authority whose approval or consent has been requested that such approval or consent is unlikely to be granted, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein required to be performed or observed by such party on or before the Closing Date; or

                    (v)  any shareholder vote contemplated by
     this Agreement is not obtained; or

               (c) By Merchants if, prior to the Closing Date, First Leesport shall have entered into a written agreement with respect to a transaction to acquire a party other than Merchants
(i) involving the issuance by First Leesport of more than 500,000 shares of First Leesport Common Stock or Rights to acquire First Leesport Common Stock or (ii) resulting, after giving effect to such issuance, in pro forma dilution stated in terms of earnings per share, calculated by reference to the historical income statements of First Leesport and such other party for the most recently completed twelve calendar months immediately prior to the date of such written agreement, which exceeds 1%.

          Section 6.02  Effect of Termination.

               (a)  If this Agreement is terminated pursuant to
Section 6.01 hereof, this Agreement shall forthwith become void (other than Section 4.02(d), Section 6.02(b) and Section 7.01 hereof, which shall remain in full force and effect), and there shall be no further liability on the part of First Leesport or Merchants to the other, except for any liability arising out of any breach of any covenant or other agreement contained in this Agreement.

               (b) If shareholders of Merchants fail to approve this Agreement after public disclosure of an Acquisition Transaction involving a party other than First Leesport or an Affiliate of First Leesport and within twelve months following the date of termination of this Agreement thereafter, a Person
<PAGE 49> other than First Leesport or an affiliate of First
Leesport, enters into an agreement with Merchants pursuant to which such Person or Affiliate would (i) merge or consolidate, or enter into any similar transaction, with Merchants or
(ii) acquire all or substantially all of the assets of Merchants, then Merchants shall immediately pay to First Leesport a fee of $250,000, which fee shall include reimbursement to First Leesport for its costs and expenses, including legal fees and expenses, incurred in connection with this Agreement and the transactions contemplated hereby. Nothing in this Section 6.02(b) shall constitute a waiver of limitation, in whole or in part, of any legal or equitable rights which First Leesport may possess against any Person or Affiliate relating to this Agreement, or relating to First Leesport's relationship with Merchants or for any act or omission of such Person, including any tortious interference with this Agreement or otherwise wrongfully inducing or causing any breach of any such agreement.

                           ARTICLE VII
                          MISCELLANEOUS

          Section 7.01 Expenses. Except for the cost of printing and mailing the Proxy Statement/Prospectus which shall be shared equally, each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel.

          Section 7.02 Non-Survival of Representations and Warranties. All representations, warranties, agreements and covenants set forth in this Agreement, shall terminate on the Closing Date, except for covenants to be performed after the Closing Date, which will continue until performed.

          Section 7.03 Amendment, Extension and Waiver. Subject to applicable law, at any time prior to the consummation of the transactions contemplated by this Agreement, the parties may
(a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of either party hereto,
(c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or
(d) waive compliance with any of the agreements or conditions contained in Articles IV and V hereof or otherwise provided that any amendment, extension or waiver granted after shareholders of Merchants or First Leesport shall have approved this Agreement shall not modify either the amount or form of consideration to be provided hereby to holders of Merchants Common Stock without the approval of such shareholders. This Agreement may not be amended except by an instrument in writing authorized by the respective Boards of Directors and signed, by duly authorized officers, on behalf of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed by a duly authorized officer on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant,
<PAGE 50> agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

          Section 7.04 Entire Agreement. This Agreement, including the documents and other writings referred to herein or delivered pursuant hereto, contains the entire agreement and understanding of the parties with respect to its subject matter. This Agreement supersedes all prior arrangements and understandings between the parties, both written or oral with respect to its subject matter. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors; provided, however, that nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities other than pursuant to Sections 1.02(d), 1.02(f), 4.05, 4.09(b)(iv), 4.09(b)(v), 4.09(b)(vi) and 4.10.

          Section 7.05 No Assignment. Neither party hereto may assign any of its rights or obligations hereunder to any other person, without the prior written consent of the other party hereto.

          Section 7.06  Notices.  All notices or other
communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by prepaid registered or certified mail (return receipt requested), or sent by telecopy, addressed as follows:

               (a)  If to First Leesport, to:
                    First Leesport Bancorp., Inc.
                    133 North Centre Avenue
                    Leesport, Pennsylvania  19533

                    Attention:  Raymond H. Melcher, Jr.,
                                   President and Chief Executive
                                   Officer

                    Telecopy No.:  (610) 916-3024

                    with a copy to:

                    Stevens & Lee, P.C.
                    111 North Sixth Street
                    Reading, Pennsylvania  19601

                    Attention:  David W. Swartz, Esquire

                    Telecopy No.:  (610) 376-5610

               (b)  If to Merchants, to:

                    Merchants of Shenandoah Ban-Corp.
                    101 North Main Street
                    Shenandoah, Pennsylvania  17976  <PAGE 51>

                    Attention:  Anthony R. Cali,
                                President and Chief Executive
                                Officer

                    Telecopy No.:  (717) 462-0549

                    with copies to:

                    Shumaker Williams, P.C.
                    3425 Simpson Ferry Road
                    P.O. Box 88
                    Harrisburg, Pennsylvania  17108-0088

                    Attention:  Nicholas Bybel, Jr., Esquire

                    Telecopy No.:  (717) 763-7419


          Section 7.07 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

          Section 7.08  Counterparts.  This Agreement may be
executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

          Section 7.09  Severability.  If any provision of this
Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

          Section 7.10  Governing Law.  This Agreement shall be
governed by and construed in accordance with the domestic internal law (without regard to the law of conflicts of law) of the Commonwealth of Pennsylvania.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                              FIRST LEESPORT BANCORP, INC.

                              By /s/ Raymond H. Melcher, Jr.
                                        Raymond H. Melcher, Jr.

                              Attest: /s/ Jeanette Eck
                                        Jeanette Eck


                              MERCHANTS OF SHENANDOAH BAN-CORP
  <PAGE 52>
                              By /s/ Anthony R. Cali
                                        Anthony R. Cali

                              Attest: /s/ Jane Mallick
                                        Jane Mallick
  <PAGE 53>

                                                       Exhibit 1


                        January 12, 1999



First Leesport Bancorp, Inc.
133 Centre Avenue
Leesport, Pennsylvania  19533

Ladies and Gentlemen:

     First Leesport Bancorp, Inc. ("First Leesport") and Merchants of Shenandoah Ban-Corp ("Merchants") desire to enter into an agreement dated as of January 12, 1999 ("Agreement"), pursuant to which, subject to the terms and conditions set forth therein, (a) Merchants will merge with and into First Leesport, with First Leesport surviving the merger, and (b) shareholders of Merchants will receive common stock of First Leesport in exchange for common stock of Merchants outstanding on the closing date (the foregoing, collectively, referred to herein as the "Merger").

     First Leesport has required, as an inducement to its execution and delivery to Merchants of the Agreement, that the undersigned, being directors, executive officers and major shareholders of Merchants, execute and deliver to First Leesport this Letter Agreement.

     Each of the undersigned, in order to induce First Leesport to execute and deliver to Merchants the Agreement, hereby irrevocably:

          (a) Agrees to be present (in person or by proxy) at all meetings of shareholders of Merchants called to vote for approval of the Merger so that all shares of common stock of Merchants then owned by the undersigned will be counted for the purpose of determining the presence of a quorum at such meetings and to vote all such shares in favor of approval and adoption of the Agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved by the Board of Directors of Merchants);

          (b) Agrees not to vote or execute any written consent to rescind or amend in any manner any prior vote or written consent, as a shareholder of Merchants, to approve or adopt the Agreement;

          (c) Agrees not to take any actions with the intent to prevent or hinder the Merger from being consummated;

          (d) Agrees not to solicit or initiate any negotiations or discussions with any party other than First Leesport with
<PAGE 1> respect to any offer, sale, transfer or other
disposition of, any shares of common stock of Merchants now or hereafter owned by the undersigned;

          (e) Agrees not to offer, sell, transfer or otherwise dispose of any shares of common stock of First Leesport received in the Merger, except (i) at such time as a registration statement under the Securities Act of 1933, as amended ("Securities Act") covering sales of such First Leesport common stock is effective and a prospectus is made available under the Securities Act, (ii) within the limits, and in accordance with the applicable provisions of, Rule 145(d) under the Securities Act, or (iii) in a transaction which, in the opinion of counsel satisfactory to First Leesport or as described in a "no-action" or interpretive letter from the staff of the Securities and Exchange Commission ("SEC"), is not required to be registered under the Securities Act; and acknowledges and agrees that First Leesport is under no obligation to register the sale, transfer or other disposition of First Leesport common stock by the undersigned or on behalf of the undersigned, or to take any other action necessary to make an exemption from registration available;

          (f) Notwithstanding the foregoing, agrees not to sell, or in any other way reduce the risk of the undersigned relative to, any shares of common stock of Merchants or of common stock of First Leesport, during the period commencing thirty days prior to the effective date of the Merger and ending on the date on which financial results covering at least thirty days of post-Merger combined operations of First Leesport and Merchants have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies;

          (g) Agrees that First Leesport shall not be bound by any attempted sale of any shares of First Leesport common stock, and First Leesport's transfer agent shall be given an appropriate stop transfer order and shall not be required to register any such attempted sale, unless the sale has been effected in compliance with the terms of this Letter Agreement; and further agrees that the certificate representing shares of First Leesport common stock owned by the undersigned may be endorsed with a restrictive legend consistent with the terms of this Letter Agreement;

          (h) Acknowledges and agrees that the provisions of subparagraphs (e), (f) and (g) hereof, to the extent the undersigned can control any of the following persons or entities, also apply to shares of First Leesport common stock received in the Merger (or any shares of Merchants common stock or of First Leesport common stock, whether or not received in the Merger, for the period referred to in subparagraph (g) above) owned by
(i) his or her spouse, (ii) any of his or her relatives or relatives of his or her spouse occupying his or her home,
(iii) any trust or estate in which he or she, his or her spouse, or any such relative owns at least a 10% beneficial interest or
<PAGE 2> of which any of them serves as trustee, executor or in any similar capacity, and (iv) any corporation or other organization in which the undersigned, any affiliate of the undersigned, his or her spouse, or any such relative owns at least 10% of any class of equity securities or of the equity interest;

          (i) Represents that the undersigned has no plan or intention to sell, exchange, or otherwise dispose of any shares of First Leesport common stock to be received in the Merger prior to expiration of the time period referred to in subparagraph (f) hereof; and

          (j) Represents that the undersigned has the capacity to enter into this Letter Agreement and that it is a valid and binding obligation enforceable against the undersigned in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights and general equitable principles.
                    ________________________

     It is understood and agreed that the provisions of subparagraphs (a) through (d) of this Letter Agreement relate solely to the capacity of the undersigned as a shareholder or other beneficial owner of shares of Merchants common stock and is not in any way intended to affect the exercise by the undersigned of the undersigned's responsibilities as a director or officer of Merchants. It is further understood and agreed that such subparagraphs of this Letter Agreement are not in any way intended to affect the exercise by the undersigned of any fiduciary responsibility which the undersigned may have in respect of any shares of Merchants common stock held by the undersigned as of the date hereof.
                    ________________________

     The obligations set forth herein shall terminate
concurrently with any termination of the Agreement.
                    ________________________

     This Letter Agreement may be executed in two or more
counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same Letter Agreement.
                    ________________________

     This Letter Agreement shall terminate concurrently with any termination of the Agreement in accordance with its terms.
                    ________________________

     The undersigned intend to be legally bound hereby.


                                   Sincerely,

                                                       Exhibit 2

          FORM OF OPINION OF COUNSEL TO FIRST LEESPORT

          Merchants shall have received from counsel to First
Leesport, an opinion, dated as of the Closing Date, substantially to the effect that, subject to customary exceptions and qualifications:

          (a) First Leesport has full corporate power to carry out the transactions contemplated in the Agreement. The execution and delivery of the Agreement and the consummation of the transactions contemplated thereunder have been duly and validly authorized by all necessary corporate action on the part of First Leesport, and the Agreement constitutes a valid and legally binding obligation of First Leesport, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, and other laws affecting creditors' rights generally, and as may be limited by the exercise of judicial discretion in applying principles of equity. Subject to satisfaction of the conditions set forth in the Agreement, neither the transactions contemplated in the Agreement, nor compliance by First Leesport with any of the respective provisions thereof, will (i) conflict with or result in a breach or default under (A) the articles of incorporation or bylaws of First Leesport, or, (B) based solely on certificates of officers and without independent verification, to the knowledge of such counsel, any note, bond, mortgage, indenture, license, agreement or other material instrument or obligation to which First Leesport or FNBL is a party; or (ii) based solely on certificates of officers and without independent verification, to the knowledge of such counsel, result in the creation or imposition of any material lien or encumbrance upon the property of First Leesport or FNBL, except such material lien, instrument or obligation that has been disclosed pursuant to the Agreement; or (iii) violate in any material respect any order, writ, injunction or decree known to such counsel, or any federal or Pennsylvania statute, rule or regulation applicable to First Leesport or FNBL.

          (b) FNBL is a validly existing national banking association organized and in good standing under the laws of the United States of America. The deposits of FNBL are insured to the maximum extent provided by law by the Federal Deposit
Insurance Corporation.

          (c) There is, to the knowledge of such counsel, no legal, administrative, arbitration or governmental proceeding or investigation pending or threatened to which First Leesport or FNBL is a party which would, if determined adversely to First Leesport or FNBL, have a material adverse effect on the consolidated financial condition or results of operation of First Leesport, taken as a whole, or which presents a claim to restrain or prohibit the transactions contemplated by the Agreement.
<PAGE 1>

          (d) To the knowledge of such counsel, no consent, approval, authorization or order of any federal or state court or federal or state governmental agency or body is required for the consummation by First Leesport of the transactions contemplated by the Agreement, except for such consents, approvals, authorizations or orders as have been obtained.

          (e) Upon the filing and effectiveness of the Articles of Merger with the PDS with respect to the Merger, the Merger will have been effected in compliance with all applicable federal and Pennsylvania laws and regulations in all material respects.

          (f) The shares of First Leesport Common Stock to be issued in connection with the Merger have been duly authorized and will, when issued in accordance with the terms of the Agreement, be validly issued, fully paid and nonassessable, free and clear of any mortgage, pledge, lien, encumbrance or claim (legal or equitable).

          Such counsel shall also provide a statement to the following effect:

          By way of supplemental information, such counsel advise that, on the sole basis of such counsel's participation in conferences with officers and employees of First Leesport in connection with the Proxy Statement/Prospectus, and without other independent investigation or inquiry, such counsel has no reason to believe that the Proxy Statement/Prospectus, including any amendments or supplements thereto (except for the financial information, financial schedules and other financial or statistical data contained therein and except for any information supplied by Merchants or MBP for inclusion therein, as to which counsel need express no belief), as of the date of mailing thereof, contained any untrue statement of a material fact with respect to First Leesport or omitted to state any material fact with respect to First Leesport necessary to make any statement therein with respect to First Leesport, in light of the circumstances under which it was made, not misleading. Counsel may state in delivering such statement, that such counsel has not independently verified and does not assume the responsibility for the accuracy, completeness or fairness of any information or statements contained in the Proxy Statement/Prospectus, except with respect to identified statements of law or regulations or legal conclusions relating to First Leesport or FNBL or the transactions contemplated in the Agreement.
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                                                       Exhibit 3

        FORM OF TAX OPINION OF COUNSEL TO FIRST LEESPORT

     First Leesport and Merchants shall have received an opinion from counsel to First Leesport, substantially to the effect that, under the provisions of the IRC:

     1. Provided the Merger qualifies as a statutory merger under applicable law, the transfer by Merchants of all of its assets to First Leesport in exchange for First Leesport Common Stock (including fractional share interests) and the assumption by First Leesport of all of Merchants' liabilities will constitute a reorganization within the meaning of
Section 368(a)(1)(A) of the IRC.

     2. The Merger will constitute a reorganization within the meaning of Sections 368(a)(1)(A) of the IRC.

     3. First Leesport and Merchants will each be "a party to a reorganization" within the meaning of Section 368(b) of the IRC.

     4. Neither First Leesport nor Merchants will recognize any gain or loss by reason of the Merger upon the transfer of Merchants' assets to First Leesport in exchange solely for First Leesport common stock (including fractional share interests) and the assumption by First Leesport of the liabilities of Merchants.

     5. The basis of the Merchants' assets in the hands of First Leesport will be the same as the basis of such assets in the hands of Merchants immediately prior to the Merger.

     6. The holding period of the Merchants' assets in the hands of First Leesport will include the period during which such assets were held by Merchants prior to the Merger.

     7. No gain or loss will be recognized by the shareholders of Merchants on the receipt of First Leesport Common Stock
(including fractional share interests) solely in exchange for their shares of Merchants Common Stock.

     8. The basis of the First Leesport Common Stock (including fractional share interests) to be received by the shareholders of Merchants in the Merger will be the same as the basis of the Merchants Common Stock surrendered in exchange therefor.

     9. The holding period of the First Leesport Common Stock (including fractional share interests) to be received by the shareholders of Merchants in the Merger will include the period during which the shareholders of Merchants held their Merchants Common Stock, provided the shares of Merchants Common Stock are held as a capital asset on the Effective Date.
  <PAGE 1>
     10. The payment of cash in lieu of fractional share interests of First Leesport Common Stock will be treated as if the fractional share interests were distributed as part of the Merger and then redeemed by First Leesport. Such cash payments will be treated as having been received as distributions in full payment in exchange for the fractional share interests redeemed, as provided in Section 302(a) of the IRC.

     11. As provided in Section 381(c)(2) of the IRC and related Treasury regulations, First Leesport will succeed to and take into account the earnings and profits, or deficit in earnings and profits, of Merchants as of the effective date of the Merger.
Any deficit in the earnings and profits of First Leesport or Merchants will be used only to offset the earnings and profits accumulated after the Merger.

     12. Pursuant to Section 381(a) of the IRC and related Treasury regulations, First Leesport will succeed to and take into account the items of Merchants described in Section 381(c) of the IRC. Such items will be taken into account by First Leesport subject to the conditions and limitations of
Sections 381, 382, 383, and 384 of the IRC and the Treasury regulations thereunder.
  PAGE 2
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                                                       Exhibit 4

             FORM OF OPINION OF COUNSEL TO MERCHANTS

          First Leesport shall have received from counsel to Merchants an opinion, dated as of the Closing Date, substantially to the effect that, subject to customary exceptions and qualifications:

          (a) Merchants has full corporate power to carry out the transactions contemplated in the Agreement. The execution and delivery of the Agreement and the consummation of the transactions contemplated thereunder have been duly and validly authorized by all necessary corporate action on the part of Merchants, and the Agreement constitutes a valid and legally binding obligation of Merchants, in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, and other laws affecting creditors' rights generally, and as may be limited by the exercise of judicial discretion in applying principles of equity. Subject to satisfaction of the conditions set forth in the Agreement, neither the transactions contemplated in the Agreement, nor compliance by Merchants with any of the respective provisions thereof, will (i) conflict with or result in a breach or default under (A) the articles of incorporation or bylaws of Merchants, or (B) based solely on certificates of officers and without independent verification, to the knowledge of such counsel, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Merchants is a party; or (ii) based solely on certificates of officers, to the knowledge of such counsel, result in the creation or imposition of any material lien, instrument or encumbrance upon the property of Merchants or MBP, except such material lien, instrument or obligation that has been disclosed to First Leesport pursuant to the Agreement, or (iii) violate in any material respect any order, writ, injunction, or decree known to such counsel, or any statute, rule or regulation applicable to Merchants or MBP.

          (b) MBP is a validly existing state-chartered banking institution organized and in good standing under the laws of the Commonwealth of Pennsylvania. The deposits of MBP are insured to the maximum extent provided by law by the Federal Deposit
Insurance Corporation.

          (c) There is, to the knowledge of such counsel, no legal, administrative, arbitration or governmental proceeding or investigation pending or threatened to which Merchants or MBP is a party which would, if determined adversely to Merchants or MBP, have a material adverse effect on the business, properties, results of operations, or condition, financial or otherwise, of Merchants taken as a whole or which presents a claim to restrain or prohibit the transactions contemplated by the Agreement.
  <PAGE 1>
          (d) To the knowledge of such counsel, no consent, approval, authorization, or order of any federal or state court or federal or state governmental agency or body, or of any third party, is required for the consummation by MBP of the transactions contemplated by the Agreement, except for such consents, approvals, authorizations or orders as have been obtained.

          Such counsel shall also provide a statement to the following effect:

          By way of supplemental information, such counsel advises that on the sole basis of such counsel's participation in conferences with officers and employees of Merchants in connection with the preparation of the Prospectus/Proxy Statement and without other independent investigation or inequity, such counsel has no reason to believe that the Prospectus/Proxy Statement, including any amendments or supplements thereto (except for the financial information, financial statements, financial schedules and other financial or statistical data contained therein and except for any information supplied by First Leesport or FNBL for inclusion therein, as to which counsel need express no belief), as of the date of mailing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary to make any statement therein, in light of the circumstances under which it was made, not misleading. Counsel may state in delivering such statement, that such counsel has not independently verified and does not assume any responsibility for the accuracy, completeness or fairness of any information or statements contained in the Prospectus/Proxy Statement, except with respect to identified statements of law or regulations or legal conclusions relating to Merchants or MBP or the transactions contemplated in the Agreement. <PAGE 2>